Exhibit 99.1
THIRD QUARTER 2006
Supplemental Operating and Financial Data
All dollar amounts shown in this report are unaudited,
except for the December 31, 2005 Consolidated Balance Sheet.
This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy securities of Equity Office. Any offers to sell or solicitations to buy securities of Equity Office shall be made only by means of a prospectus approved for that purpose.

Equity Office Properties Trust
Table of Contents
September 30, 2006

PAGE
Corporate Data

Overview	1
Board of Trustees / Executive Officers / Equity Research Coverage / Fixed Income Research Coverage / Company Information / Senior Unsecured Debt Ratings / Tentative Conference Call Dates	2
Quarterly Events	3-6

Financial Information

Key Data	7-9
Press Release	10
Consolidated Statements of Operations	11
Consolidated Balance Sheets	12
Reconciliation of Net (Loss) Income to Funds From Operations (“FFO”)	13-14
Consolidated Statements of Cash Flows	15-16
Segment Information	17
Same Store Portfolio Segment Results	18-19
Statements of Discontinued Operations	20
(Loss) Earnings Per Share	21
Net Free Cash Flow	22
Property Joint Venture Information	23-24
Developments	25
Fixed and Variable Rate Consolidated Debt	26
Debt Summary	27-29
Debt Maturity and Mandatorily Redeemable Preferred Shares	30
Tenant Improvements and Leasing Costs	31-32
Tenant Improvements, Leasing Costs and Capital Improvements	33
Portfolio Summary	34

Total Office Portfolio Data

Gross Leasing Summary	35
Occupancy Summary	36
Lease Expiration Schedule	37-39
Rent Expiration by Market 2006 to 2008	40
Lease Distribution by Size	41
Distribution by Industry	42

Forward-Looking Statements	43

Equity Office Properties Trust
Corporate Data
September 30, 2006

Equity Office Properties Trust
Overview
September 30, 2006
Equity Office
     The use of the word “Equity Office” in this Supplemental Operating and Financial Data Report refers to Equity Office Properties Trust and its subsidiaries, including EOP Operating Limited Partnership (“EOP Partnership”), except where the context otherwise requires.
     Equity Office is the largest publicly traded owner and manager of office properties in the United States by building square footage. At September 30, 2006, Equity Office had a national office portfolio comprised of whole or partial interests in 585 office buildings comprising 108.5 million square feet in 16 states and the District of Columbia (“Total Office Portfolio”). Equity Office owned buildings in 24 markets and in 100 submarkets, enabling it to provide premium office space for a wide range of local, regional and national customers.
     Equity Office employs approximately 2,100 employees who provide real estate management, leasing, legal, financial and accounting, acquisition, disposition and marketing expertise in its markets.
     Equity Office’s Total Office Portfolio consists of 585 office buildings comprising 108.5 million square feet. After excluding the partial interests owned by Equity Office’s joint venture partners, Equity Office’s share of the Total Office Portfolio is 98.5 million square feet and is referred to as the “Effective Office Portfolio.” The Effective Office Portfolio represents Equity Office’s economic interest in the office properties from which Equity Office derives the net income it recognizes in accordance with U.S. generally accepted accounting principles (“GAAP”). The Effective Office Portfolio square feet of 98.5 million has not been reduced to reflect Equity Office’s minority interest partners’ share of EOP Partnership. Properties that have been taken out of service and properties under development are not included in these property statistics. Throughout this report, information is disclosed for either the Total Office Portfolio or the Effective Office Portfolio, or both. The table below shows, in summary, the property statistics for each portfolio.

		Total Office Portfolio		Effective Office Portfolio
	Number	Occupied	Total	Occupied	Total
As of September 30, 2006	of Buildings	Square Feet	Square Feet	Square Feet	Square Feet

Wholly-Owned Properties	528	76,180,294	83,947,320	76,180,294	83,947,320
Consolidated Joint Ventures	51	19,522,074	21,029,401	12,501,258	13,358,471
Unconsolidated Joint Ventures	6	3,097,506	3,522,073	1,049,070	1,180,384

Total	585	98,799,874	108,498,794	89,730,622	98,486,175

Percent Occupied		91.1%		91.1%

Percent Leased		93.0%		93.0%

Property Net Operating Income (“NOI”) for the three months ended September 30, 2006 (a)

	Unencumbered	Encumbered (b)	Total
	(Dollars in thousands)
Consolidated Properties	$389,556	$129,604	$519,160
Unconsolidated Joint Ventures	754	4,988	5,742

Total	$390,310	$134,592	$524,902

Percentage of Total NOI	74%	26%	100%

Effective Office Portfolio Concentration as of or for the three months ended September 30, 2006

		Based on Property
Location	Based on Square Feet	Net Operating Income (c)

CBD	39.8%	46.4%
Suburban	60.2%	53.6%

Total	100.0%	100.0%

Effective Office Portfolio Summary as of or for the three months ended September 30, 2006

		Percent of Property
Markets	Percent of Square Feet	Net Operating Income (c)

Boston	11.0%	14.3%
New York	6.4%	11.4%
San Francisco	9.3%	9.9%
Los Angeles	7.4%	8.7%
San Jose	6.1%	8.4%
Seattle	8.5%	8.2%
Washington, D.C.	6.2%	7.2%
Chicago	10.9%	7.2%
Orange County	5.8%	4.1%
Portland	4.0%	2.9%
Denver	4.4%	2.8%
Atlanta	4.7%	2.5%
Sacramento	2.5%	2.2%
Oakland	2.4%	2.0%
San Diego	1.7%	2.0%
Stamford	1.7%	1.7%
Austin	3.4%	1.6%

Total	96.4%	97.1%

(a)	Property NOI represents Property NOI from Continuing Operations (refer to page 17 of this Supplemental Operating and Financial Data Report) and Equity Office’s share of Property NOI from Unconsolidated Joint Ventures.

(b)	Encumbered Property NOI represents Property NOI related to properties that are subject to mortgage debt.

(c)	Based on Equity Office’s wholly-owned properties and Equity Office’s share of NOI from consolidated and unconsolidated joint ventures for the three months ended September 30, 2006 from properties owned and in service as of September 30, 2006.

Equity Office Properties Trust
September 30, 2006

Board of Trustees

Samuel Zell	James D. Harper, Jr.	Sally Susman
Chairman and President, Equity Group Investments, L.L.C.	President, JDH Realty Co.	Executive Vice President, Global Communications,
Chairman of the Board, Equity Office Properties Trust		The Estée Lauder Companies Inc.

Marilyn A. Alexander	Richard D. Kincaid	Jan H.W.R. van der Vlist
Independent Consultant	President and Chief Executive Officer, Equity Office Properties Trust	Managing Director — Real Estate and Infrastructure, NIBCapital

Thomas E. Dobrowski	Sheli Z. Rosenberg
Former Managing Director, Real Estate and Alternative Investments, General Motors Asset Management	Adjunct Professor, J.L. Kellogg Graduate School of Business, Northwestern University

William M. Goodyear	Stephen I. Sadove
Chairman of the Board and Chief Executive Officer, Navigant Consulting, Inc.	Chief Executive Officer, Saks Incorporated
Executive Officers

Richard D. Kincaid	Stanley M. Stevens
President and	Executive Vice President,
Chief Executive Officer	Chief Legal Counsel and Secretary

Debra L. Ferruzzi	Marsha C. Williams
Executive Vice President -	Executive Vice President and
Corporate Strategy	Chief Financial Officer

Jeffrey L. Johnson	Robert J. Winter, Jr.
Executive Vice President and	Executive Vice President -
Chief Investment Officer	Development

Peyton H. Owen, Jr.
Executive Vice President and
Chief Operating Officer

Equity Research Coverage

Art Havener / David AuBuchon	John Stewart / Michael Gorman	Michael Knott	Matthew Ostrower / David Cohen	James Feldman / Gretchen Amidon / Scott Crowe
A.G. Edwards & Sons, Inc.	Credit Suisse Securities LLC	Green Street Advisors, Inc.	Morgan Stanley	UBS Securities LLC
314.955.3436 / 314.955.5452	212.538.3183 / 212.538.4357	949.640.8780	212.761.6284 / 212.761.8564	212.713.4932 / 212.713.4057 / 212.713.1419

Ross Nussbaum / Charlotte Ng	Lou Taylor / Kristin Brown	Anthony Paolone / Michael Mueller	Paul Puryear / Ken Avalos
Banc of America Securities	Deutsche Bank	J.P. Morgan Securities Inc.	Raymond James & Associates, Inc.
212.847.5668 / 212.933.2029	203.863.2381 / 212.250.6799	212.622.6682 / 212.622.6689	727.567.2253 / 727.567.2660

Ross Smotrich / Jeffrey Langbaum	Shawn Barnes	David Harris	Sri Nagarajan / Mitchell Germain
Bear, Stearns & Co. Inc.	Edward Jones	Lehman Brothers	RBC Capital Markets
212.272.8046 / 212.272.4201	314.515.2846	212.526.1790	212.428.2360 / 212.428.2364

Jonathan Litt / Michael Bilerman	Jonathan Habermann / Sloan Bohlen	Steve Sakwa / Ian Weissman / George Auerbach	John Guinee / Michael Hudgins
Citigroup	Goldman Sachs & Company	Merrill Lynch & Company, Inc.	Stifel Nicolaus & Company, Inc.
212.816.0231 / 212.816.1383	917.343.4260 / 212.902.2796	212.449.0335 / 212.449.6255 / 212.449.8644	410.454.5520 / 410.454.4830

Fixed Income Research Coverage

Sue Berliner / Elizabeth Carter	Thomas Cook	Mark Streeter / Tarek Hamid	John Forrey	Dan Sullivan
Bear, Stearns & Co. Inc.	Citigroup Investment Research	J.P. Morgan	Merrill Lynch	Wachovia Securities
212.272.3824 / 212.272.0217	212.723.1112	212.834.5086 / 212.834.5468	212.449.8402	704.383.6441
Any opinions, estimates, forecasts or predictions regarding Equity Office’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Equity Office or its management. Equity Office does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.
Company Information

Corporate Headquarters	Trading Symbol	Investor Relations	Contact	Information Requests
Two North Riverside Plaza, Suite 2100	Common Shares: EOP	Equity Office Properties Trust	Beth Coronelli	To request an Investor Relations package,
Chicago, IL 60606	Series B Preferred Shares: EOPPRB	Two North Riverside Plaza, Suite 2100	Senior Vice President -	annual report, or to be added to our email list,
Telephone: 312.466.3300	Series G Preferred Shares: EOPPRG	Chicago, IL 60606	Investor Relations	please contact:
		Telephone: 800.692.5304	Telephone: 312.466.3286
	Stock Exchange Listing		Fax: 312.930.4486	Betsy Condon at 312.466.3626
	New York Stock Exchange		InvestorRelations@equityoffice.com	Betsy_Condon@equityoffice.com

Toll free within Canada and the United States:
800.692.5304
Senior Unsecured Debt Ratings

Moody’s:	Baa2
Standard & Poor’s:	BBB
Fitch:	BBB
Tentative Conference Call Dates

4th Qtr 2006	February 6, 2007
1st Qtr 2007	May 3, 2007
2nd Qtr 2007	July 31, 2007
3rd Qtr 2007	October 30, 2007

Equity Office Properties Trust
Quartely Events
September 30, 2006
Acquisitions:
Equity Office acquired whole or partial interests in the following properties:

				Effective Office Portfolio
			Number	Purchase Price
Property	Location	Acquisition Date	of Buildings	(in thousands)	Square Feet
Acquisitions during the nine months ended September 30, 2006:

Total for the six months ended June 30, 2006 (a):			5	$165,147	648,298

During the third quarter 2006:
1540 Broadway	New York, NY	7/11/2006	1	$525,057	906,287
Frost Bank Tower (b)	Austin, TX	9/13/2006	1	188,000	530,533
1221 Brickell (c)	Miami, FL	9/28/2006	1	55,817	194,246

		Total for the third quarter 2006:	3	$768,874	1,631,066

		Total for the nine months ended September 30, 2006:	8	$934,021	2,279,364

Acquisitions subsequent to quarter-end:

Wachovia Financial Center (c)(d)	Miami, FL	10/3/2006	1	$194,000	574,401

		Total:	1	$194,000	574,401

(a)	The total purchase price for the assets acquired during the six months ended June 30, 2006 includes the assumption of $15.2 million of mortgage debt, an acquisition of vacant land for $2.0 million, the acquisition of an Other Investment for $12.4 million and the acquisition of one building under development, which comprises 42,102 square feet, for $9.6 million. Developments are not included in the total number of buildings or total square feet owned by Equity Office until they are placed in service.

(b)	This property is subject to a ground lease.

(c)	Equity Office acquired a 50% interest in this property and consolidates the joint venture.

(d)	The purchase price for Wachovia Financial Center includes the assumption of mortgage debt and a corresponding interest rate swap, the amount and terms of which are shown on page 5 of this Supplemental Operating and Financial Data report.
Dispositions:

Equity Office disposed of the following properties:

				Effective Office Portfolio
			Number	Sales Price
Property	Location	Disposition Date	of Buildings	(in thousands)	Square Feet
Dispositions during the nine months ended September 30, 2006:

Total for the six months ended June 30, 2006 (e):			30	$417,389	2,668,112

During the third quarter 2006:
Centerpointe III Land	Fairfax, VA	7/20/2006	—	$16,500	—
One Pacific Square	Portland, OR	8/23/2006	1	47,950	240,338
One Ninety One Peachtree Tower	Atlanta, GA	9/13/2006	1	153,200	1,215,288
Lake Marriott Business Park	Santa Clara, CA	9/26/2006	7	75,225	401,402
Perimeter Center (including 211, 219 and 223 Perimeter Center, 1051 Hammond Drive Land and Central Park Vacant Land)	Atlanta, GA	9/28/2006	3	112,750	483,445
Trinity Place	Denver, CO	9/29/2006	1	29,387	189,163

		Total for the third quarter 2006:	13	$435,012	2,529,636

		Total for the nine months ended September 30, 2006:	43	$852,401	5,197,748

Dispositions subsequent to quarter-end:

Cerritos Towne Center Cerritos, CA		10/27/2006	5	$114,000	461,794

		Total:	5	$114,000	461,794

(e)	The total number of buildings and square feet sold during the six months ended June 30, 2006 excludes one building comprising 61,825 square feet that was previously taken out of service.

Equity Office Properties Trust
Quarterly Events (continued)
September 30, 2006
Gains / Losses on Sales of Real Estate:
During the third quarter 2006, Equity Office announced its plans to dispose of an additional $3 billion to $3.5 billion of assets. As a result of the reduction in the intended holding period for these assets, Equity Office recognized a non-cash impairment charge in the third quarter of approximately $188.9 million, attributed to nine assets and one vacant land parcel. Approximately 65 percent of this impairment charge related to one building. Equity Office’s disposition plans include selling all of its properties in Atlanta, reducing the size of its portfolio in Chicago, Denver, and Northern California, and selectively selling buildings in its other core markets.
The table below summarizes the gains on sales of real estate, after allocations to minority interest partners, non-cash impairment charges and losses on properties sold that Equity Office recognized during the three and nine months ended September 30, 2006 and 2005, respectively.

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
		(Dollars in thousands)
(Loss) gain on partial sales of real estate included in Income from Continuing Operations (a)	($219)	$47,406	$314	$47,433
Gain on sales of real estate included in Discontinued Operations (b)	58,713	31,098	176,859	147,288
Minority interests’ share of gain on sales of real estate	—	—	—	(29,699)
Equity Office’s share of gain (loss) on sales of real estate classified as income from unconsolidated joint ventures (c)	—	29	(91)	17,405

Equity Office’s share of the gains on sales of real estate	$58,494	$78,533	$177,082	$182,427

Impairment on properties anticipated to be sold deducted from Income from Continuing Operations	($54,406)	—	($54,406)	($24,382)
Discontinued Operations:
Impairment on properties sold	(134,522)	—	(134,522)	(156,474)
Loss on properties sold	—	($523)	(1,203)	(166,451)
Provision for loss on properties held for sale	—	(3,010)	—	(36,812)

Total non-cash impairment charges and losses on properties sold	($188,928)	($3,533)	($190,131)	($384,119)

(a)	The $0.2 million loss for the three months ended September 30, 2006 represents an adjustment to the gain previously recorded on properties sold in prior periods.

(b)	The gain on sales of real estate included in Discontinued Operations for the nine months ended September 30, 2006 includes the recognition of a $25.6 million gain on sale related to a property sold in 2005. The recognition of this gain had previously been deferred until Equity Office collected its outstanding $66.3 million note receivable from the buyer during January 2006.

(c)	The $91 thousand loss for the nine months ended September 30, 2006 represents an adjustment to the gain previously recorded on properties sold in prior periods.
Corporate Restructuring:
Equity Office has initiated a significant reorganization, moving from a regional to a functional structure and further centralizing operations with respect to property management, leasing and asset management. As a result of the realignment, Equity Office anticipates recording a total severance charge of $30 million, $22 million of which was recorded during the third quarter. The remaining charge is expected to be recorded in the fourth quarter 2006 and in 2007.
In conjunction with this realignment, effective this quarter, Equity Office reclassified property operating general and administrative expense previously included in property operating expense on the consolidated statements of operations to general and administrative expense. Prior period amounts have been reclassified to reflect this change.

Equity Office Properties Trust
Quarterly Events (continued)
September 30, 2006
Debt:
The following debt transactions occurred during the third quarter 2006:
Lines of Credit:
In September, Equity Office obtained a $2.5 billion revolving line of credit facility, which bears interest at LIBOR plus 55 basis points and has an annual facility fee of 15 basis points. This facility matures in September 2010. As a result, Equity Office repaid and terminated its existing $1.25 billion revolving line of credit facility and $1.6 billion unsecured term loan facility.

	Principal	Coupon	Effective	Maturity
	Balance	Rate	Rate (a)	Date
	(Dollars in thousands)
Mortgage Debt:
Refinanced:
1700 Market Street (b)	$3,850	LIBOR + 315 bp	LIBOR + 315 bp	11/6/2011

Total refinanced:	$3,850

Repaid (c):
Promenade II (d)	$78,650	7.84%	7.84%	10/1/2006
Promenade II (d)	18,759	6.90%	6.90%	10/1/2006
Bayhill Office Center	46,250	8.35%	7.94%	12/1/2006
Bayhill Office Center	37,612	6.90%	6.90%	12/1/2006
E.J. Randolph	13,050	8.19%	8.19%	1/1/2007
Northridge I	11,832	8.19%	8.19%	1/1/2007

Total repaid:	$206,153

Subsequent to quarter-end:

Assumed through property acquisition:
Wachovia Financial Center (e)	$150,000	5.56%	5.56%	12/4/2009
Wachovia Financial Center (e)	12,341	LIBOR + 125 bp	LIBOR + 125 bp	12/4/2009

Total assumed through property acquisition:	$162,341

Refinanced:
Reston Town Center (f)	$211,250	5.71%	5.73%	10/11/2016

Total refinanced:	$211,250

Unsecured Notes:

Repaid:
9 Year Unsecured Notes	$50,000	7.44%	7.74%	9/1/2006

Total repaid:	$50,000

(a)	Includes the effect of settled interest rate swaps, offering and transaction costs and premiums and discounts.

(b)	Equity Office owns an 11% interest in this property, which it accounts for under the equity method. The amount shown represents Equity Office’s share of the mortgage debt encumbering the property. Equity Office’s share of the previous mortgage, which had an interest rate of LIBOR plus 600 basis points and was scheduled to mature in November 2011, was $1.4 million.

(c)	This debt was repaid, at par, prior to its scheduled maturity date.

(d)	Equity Office owns a 50% interest in this property, which it consolidates. Equity Office’s share of the total debt repaid is $48.7 million.

(e)	Equity Office acquired a 50% interest in this property, which it consolidates. Upon acquisition, Equity Office assumed $162.3 million of variable rate mortgage debt and a corresponding $150.0 million floating-to-fixed interest rate swap. The swap effectively converted $150.0 million of the mortgage debt to a fixed interest rate of 5.56%. The remaining $12.3 million of mortgage debt assumed bears interest at LIBOR plus 125 basis points. Equity Office’s share of the total debt encumbering this property is $81.2 million.

(f)	The previous mortgage debt encumbering Reston Town Center had a total principal balance of $109.6 million as of the refinancing date. This mortgage debt was comprised of two notes, which had principal balances of $81.5 million and $28.1 million. These notes had coupon interest rates of 8.00% and 6.90%, respectively, and were scheduled to mature in January 2007.

Equity Office Properties Trust
Quarterly Events (continued)
September 30, 2006
Common Share Repurchase Program and Redemption of Units:
Equity Office’s Board of Trustees has authorized the repurchase of up to $2.6 billion of Common Shares under its open market repurchase program through May 2007. In a separate authorization, the Board of Trustees also approved the repurchase of an additional $450 million of Common Shares concurrent with Equity Office’s issuance of $1.5 billion exchangeable unsecured notes. The table below summarizes the Common Shares and Units repurchased during the nine months ended September 30, 2006. As of October 30, 2006, $296.6 million of unexercised authority remains available to repurchase Common Shares under the program.

	Common Shares			Units
	Total Number of	Average Price Paid	Total Dollar Value of Shares	Total Number of Units	Average Price	Total Dollar Value of
Period	Shares Purchased	Per Share	Repurchased	Purchased	Paid Per Unit	Units Repurchased
			(Dollars in thousands)			(Dollars in thousands)
First Quarter 2006	15,353,600	$31.79	$488,117	2,315,316	$30.51	$70,633
Second Quarter 2006 (a)	20,240,240	35.73	723,138	530,220	32.58	17,273
Third Quarter 2006	—	—	—	292,841	37.17	10,885

Total	35,593,840	$34.03	$1,211,255	3,138,377	$31.48	$98,791

(a)	Of the Common Shares repurchased during the second quarter 2006, 17,196,740 Common Shares were repurchased concurrently with Equity Office’s issuance of $1.5 billion of exchangeable unsecured notes.
Impact of a New Accounting Standard:
In accordance with Emerging Issues Task Force 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF 04-5”), effective January 1, 2006 Equity Office consolidated the assets, liabilities and results of operations of 18 joint ventures that it previously accounted for under the equity method. Prior periods have not been restated for this change. The table below summarizes the effect on Equity Office’s assets and liabilities as a result of the consolidation of these joint ventures.

As of January 1, 2006
(Dollars in thousands)
Increase in investments in real estate, net of accumulated depreciation	$2,556,549
Decrease in investments in unconsolidated joint ventures	$844,591
Increase in mortgage debt, net of discounts	$681,986
Increase in minority interests — partially owned properties	$1,205,236
Increase in net other assets and liabilities	$175,264
Change in total shareholders’ equity	$—
Prior to January 1, 2006, Equity Office’s share of the net income from these joint ventures was included in “Income from investments in unconsolidated joint ventures” on the consolidated statements of operations. Upon consolidation, Equity Office’s results of operations include the revenues and expenses of these joint ventures and an allocation to the minority interest partners for their share of the net income. The consolidation of the joint ventures did not impact net income available to common shareholders or funds from operations available to common shareholders. The table below summarizes the effect on Equity Office’s results of operations for the three and nine months ended September 30, 2006 as a result of the consolidation of these joint ventures.

	For the three months ended	For the nine months ended
	September 30, 2006	September 30, 2006
	(Dollars in thousands)
Increase in total revenues	$104,487	$305,162
Increase in total operating expenses	$75,381	$216,927
Increase in other expense (primarily interest expense)	$9,410	$27,581
Decrease in income from investments in unconsolidated joint ventures	$10,043	$30,478
Increase in minority interests — partially owned properties	$9,653	$30,176
Change in income from continuing operations	$—	$—

Equity Office Properties Trust
Financial Information
September 30, 2006

Equity Office Properties Trust
Key Data

	As of or for the three months ended
	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
	(Dollars in thousands, except per share amounts)
Selected Operating Data — Continuing Operations
Total revenues	$860,424	$828,978	$832,841	$756,677	$706,565
(Loss) income from continuing operations	(53,536)	10,237	12,394	11,884	61,156
Deferred rental revenue	6,926	8,482	12,377	10,988	14,116
FAS 141 rental revenue	93	(1,214)	(1,244)	(231)	(908)
Capitalized interest	9,139	6,566	474	390	47
Scheduled principal payments for consolidated debt	6,914	7,071	7,753	7,887	8,011

Lease Terminations
Income from early lease terminations (a)	$2,914	$2,949	$6,468	$13,210	$4,558

Portfolio Statistics
Buildings	585	595	615	622	607
Square feet
Effective Office Portfolio	98,486,175	99,382,250	101,284,344	101,708,291	102,501,106
Total Office Portfolio	108,498,794	109,196,728	111,122,320	111,509,053	113,095,276
Occupancy at end of quarter
Effective Office Portfolio	91.1%	90.7%	90.5%	90.4%	89.3%
Total Office Portfolio	91.1%	90.7%	90.6%	90.5%	89.2%

General and Administrative Expense
Corporate (excluding severance)	$16,436	$16,032	$16,987	$17,246	$16,820
Property operating (excluding severance) (b)	22,722	23,601	24,374	27,704	24,621
Severance	21,672	266	2,439	3,493	1,566

Total	$60,830	$39,899	$43,800	$48,443	$43,007

As a percentage of total revenues from continuing operations:
Corporate general and administrative expense	1.9%	1.9%	2.0%	2.3%	2.4%
Property operating general and administrative expense (b)	2.6%	2.8%	2.9%	3.7%	3.5%

(a)	These amounts include continuing and discontinued operations and Equity Office’s share from unconsolidated joint ventures.

(b)	In conjunction with its realignment, effective this quarter, Equity Office reclassified property operating general and administrative expense previously included in property operating expense on the consolidated statements of operations to general and administrative expense. Refer to page 4 of this Supplemental Operating and Financial Data Report for more information. Prior period amounts have been reclassified to reflect this change.

Equity Office Properties Trust
Key Data (continued)

	As of or for the three months ended
	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
	(Dollars in thousands, except per share amounts)
(Loss) Earnings Per Share
Net (loss) income available to common shareholders — basic	($0.40)	$0.24	$0.12	$0.05	$0.23

Net (loss) income available to common shareholders — diluted	($0.40)	$0.24	$0.12	$0.05	$0.23

Weighted average Common Shares outstanding — basic	348,434,284	363,933,914	369,068,729	395,008,978	408,511,485
Weighted average Common Shares, Units and dilutive potential common shares — diluted	387,833,388	408,494,060	414,266,023	441,667,793	457,343,521

Market Value of Common Equity
Common Shares outstanding	351,246,022	349,760,401	367,099,955	380,674,998	408,537,183
Units outstanding	39,153,882	39,645,974	41,314,450	43,639,766	43,830,878

Total	390,399,904	389,406,375	408,414,405	424,314,764	452,368,061
Common Share price at the end of the period	$39.76	$36.51	$33.58	$30.33	$32.71

Market value of common equity	$15,522,300	$14,217,227	$13,714,556	$12,869,467	$14,796,959

Preferred Shares
Series B	$299,497	$299,497	$299,497	$299,497	$299,497
Series G	212,500	212,500	212,500	212,500	212,500

Total	$511,997	$511,997	$511,997	$511,997	$511,997

Consolidated Debt
Fixed rate	$12,780,756	$13,043,287	$11,129,820	$10,775,997	$10,539,684
Variable rate	2,306,821	1,569,621	2,772,921	2,051,821	1,056,000

Total	$15,087,577	$14,612,908	$13,902,741	$12,827,818	$11,595,684

Common Share Price and Distributions
At the end of the period	$39.76	$36.51	$33.58	$30.33	$32.71
High during period	$40.32	$36.87	$35.00	$33.17	$35.79
Low during period	$36.02	$31.78	$29.71	$28.20	$31.31
Distributions per share	$0.33	$0.33	$0.33	$0.50	$0.50

Equity Office Properties Trust
Key Data (continued)

		Square Feet
	Number of	Total Office	Effective Office
	Buildings	Portfolio	Portfolio
Building and Square Feet Activity
Properties owned as of:
December 31, 2005	622	111,509,053	101,708,291
Acquisitions	3	374,763	374,763
Dispositions	(10)	(783,629)	(783,629)
Building remeasurements and other	—	22,133	(15,081)

March 31, 2006	615	111,122,320	101,284,344
Acquisitions	2	273,535	273,535
Development placed in service	1	93,349	93,349
Dispositions	(20)	(1,884,483)	(1,884,483)
Property taken out of service (a)	(1)	(313,333)	(313,333)
Building remeasurements and other	(2)	(94,660)	(71,162)

June 30, 2006	595	109,196,728	99,382,250
Acquisitions	3	1,825,312	1,631,066
Dispositions	(13)	(2,529,636)	(2,529,636)
Building remeasurements and other	—	6,390	2,495

September 30, 2006	585	108,498,794	98,486,175

(a)	The property taken out of service represents an office property Equity Office is no longer attempting to lease which may be redeveloped or sold in the future.

Equity Office (Investors/Analysts):	Equity Office (Media):
Beth Coronelli	Terry Holt
312.466.3286	312.466.3102
For Immediate Release
Equity Office Announces Third Quarter 2006 Results
CHICAGO (October 31, 2006) — Equity Office Properties Trust (NYSE: EOP) today reported results for the third quarter 2006.
“We continue to reposition our portfolio to take advantage of the positive momentum in office markets,” commented Richard D. Kincaid, president and chief executive officer of Equity Office. “Rental rates have increased in virtually all of our strategic markets, with an overall increase in asking rents of 8.6% in the third quarter, as compared to a year ago. Occupancy in our portfolio has increased to over 91% driven by improving fundamentals throughout the country and strong leasing results.”
Financial and Operating Results
For the third quarter 2006, Equity Office reported a net loss of $139.4 million with a diluted loss per share of $0.40, compared to net income of $93.7 million in the third quarter 2005, or $0.23 per share on a diluted basis. The third quarter 2006 loss was caused by a previously announced non-cash impairment charge of $188.9 million taken in anticipation of future asset sales. The company expects to recognize gains in excess of $700 million, assuming all of the proposed dispositions close at targeted prices and provided current market conditions continue. Gains from property sales in third quarter 2006 were $58.5 million, substantially all of which is included in this $700 million estimate. Quarterly results also included severance costs of $21.8 million related to a previously announced company reorganization.
For the nine months ended September 30, 2006, the company reported a net loss of $6.0 million with a diluted loss per share of $0.02, compared to a net loss of $10.8 million, or a net loss of $0.03 per share on a diluted basis in 2005. There were non-cash impairment and severance charges in both comparable year-to-date periods. The nine-month 2006 results included $177.1 million of gains on assets sold.
10(a)

Page 2 — Equity Office Announces Third Quarter 2006 Results
Funds From Operations
For the third quarter 2006, Funds From Operations (FFO) available to common shareholders resulted in a net loss of $3.4 million, or a loss of $0.01 per share on a diluted basis. FFO for the same period in 2005 totaled $227.7 million, or $0.50 per share on a diluted basis. Third quarter 2006 FFO included non-cash impairment and severance charges totaling $0.54 per diluted share.
For the nine months ended September 30, 2006, FFO available to common shareholders totaled $448.7 million or $1.11 per share on a diluted basis. FFO for the same period in 2005 totaled $427.2 million, or $0.94 per share on a diluted basis. There were non-cash impairment and severance charges in both comparable nine-month periods. Also, the year-to-date 2005 results included one significant lease termination fee of $48.7 million, or $0.11 per diluted share.
The attachment to this press release reconciles FFO to net income/loss, the most directly comparable GAAP measure.
Financial Results Summary
Listed below are significant financial statement items that affect comparability of GAAP net income/loss between periods.

	For the three months ended September 30,				For the nine months ended September 30,
	2006		2005		2006		2005
		Per		Per		Per		Per
		Share—		Share—		Share—		Share—
(Dollars in thousands, except per share amounts)	Amount	Diluted	Amount	Diluted	Amount	Diluted	Amount	Diluted

Impairments, loss on sales of real estate, and assets held for sale (a)	$(188,928)	$(0.49)	$(3,533)	$(0.01)	$(190,131)	$(0.47)	$(384,119)	$(0.84)
Gains on sales of real estate (a)	58,494	0.15	78,533	0.17	177,082	0.44	182,427	0.40
Hurricane related charges	2,000	0.01	(12,506)	(0.03)	2,000	0.00	(12,506)	(0.03)
Severance charges (a)	(21,751)	(0.06)	(2,718)	(0.01)	(24,847)	(0.06)	(7,112)	(0.02)
Income from early lease terminations (a)	2,914	0.01	4,558	0.01	12,331	0.03	66,816	0.15

Total (b)	$(147,271)	$(0.38)	$64,334	$0.14	$(23,565)	$(0.06)	$(154,494)	$(0.34)

(a)	Includes amounts from continuing operations, discontinued operations and our share of joint ventures.

(b)	The total per share amounts may not total the sum of the individual per share amounts due to rounding.
Effective January 1, 2006, in accordance with GAAP, EOP consolidated the assets, liabilities and results of operations of 18 joint ventures that were previously accounted for under the equity method. This consolidation did not impact net income or FFO, but did impact various line items on the statement of operations, making comparisons difficult. The attachment to this release, Impact of EITF 04-5, reflects the impact on both the balance sheet and statement of operations as a result of this change.
Same-Store Revenue and Net Operating Income
In the third quarter, same-store property operating revenues increased 4.3% on a year-over-year basis as a result of occupancy gains, higher tenant reimbursements, and market rent growth. Year-to-date same-store revenues increased .8%. The comparable 2005 year-to-date period included income from one significant lease termination.
10(b)

Page 3 — Equity Office Announces Third Quarter 2006 Results
Same-store property net operating income (NOI), excluding income from early lease terminations and the effects of Hurricane Katrina, decreased 0.2% in the third quarter 2006 from the same period in 2005, and increased 0.5% on a year-to-date comparison from the same period in 2005. Quarterly and year-to-date property operating margins have declined as a result of higher utility costs and repairs and maintenance expenses.
Leasing Results
On a same-store basis, occupancy increased to 91.9% at quarter-end, up from 90.2% at the end of the third quarter last year. EOP’s effective office portfolio occupancy was 91.1% at September 30, 2006, compared to 89.3% at September 30, 2005. The effective office portfolio represents the company’s economic interest in the properties, which is used to derive GAAP net income.
In third quarter 2006, the company leased 3.7 million square feet, compared to 5.3 million square feet in third quarter 2005 on a larger portfolio. For the first nine months of 2006, the company leased 12.7 million square feet, compared to 15.6 million square feet for the same period in 2005.
Tenant improvements and leasing costs for leases that commenced during the third quarter 2006 were $20.66 per square foot on a weighted average basis, compared to $20.59 per square foot in the third quarter 2005. Tenant improvements and leasing costs for leases that commenced during the nine months ended September 30, 2006, were $18.23 per square foot on a weighted average basis, compared to $19.58 per square foot during the same period in 2005.
Investment Activity
“Given strong investor interest in office properties, we are marketing 16 million to 18 million square feet or $3 billion to $3.5 billion of assets for sale,” commented Kincaid. “We feel confident in our ability to execute a disposition program of this size, provided market conditions continue.”
In the third quarter 2006, Equity Office sold 2.5 million square feet for $435.0 million. Year-to-date through October 30, the company sold assets totaling 5.7 million square feet for $966.4 million. EOP has recognized gains of approximately $177.1 million from property sales year-to-date through September 30, 2006.
During the third quarter 2006, Equity Office acquired 1.6 million square feet of assets for $768.9 million, which included the acquisition of 1540 Broadway in New York City. Year-to-date through October 30, the company acquired over $1.1 billion of assets totaling 2.9 million square feet, including recent acquisitions in Miami, Florida.
2006 / 2007 Outlook
Given the anticipated size of Equity Office’s current disposition program, 2006 and 2007 guidance assumes the sale of $3 billion to $3.5 billion of assets at targeted pricing levels. Guidance does not include any future impairments, acquisitions not currently under contract, share repurchases, or any dilutive impact of convertible debt, which, if significant, could materially impact guidance. Furthermore, future gains and losses are excluded from
10(c)

Page 4 — Equity Office Announces Third Quarter 2006 Results
current guidance, and will be recognized and included in guidance updates as asset sales close.

	2006	2007

Diluted EPS	($0.07) to $0.08	$0.33 to $0.48
Less: Gain on Sales of Real Estate through
September 30, 2006	($0.44)	—
Plus: Real Estate Depreciation and Amortization	$2.10	$1.92

Diluted FFO per share	$1.59 to $1.74	$2.25 to $2.40

The primary assumptions used in calculating the 2006 and 2007 EPS and FFO per share guidance ranges include:

	2006	2007
Year-End Effective Office Portfolio Occupancy	91% to 92%	92% to 94%
Income from Early Lease Terminations	$15 million to $20 million	$10 million to $15 million
Deferred Rental Revenue	$35 million to $40 million	$15 million to $20 million
G&A Expense (excluding severance)	$160 million to $170 million	$150 million to $160 million
Same-Store Property Net Operating Income Growth*	0% to 1%	1% to 2%
Tenant Improvements and Leasing Costs	$20.00 to $21.50 per square foot	$20.00 to $21.50 per square foot

*	excluding income from early lease terminations and hurricane related charges
Conference Call Details
Management will discuss its third quarter 2006 results on Equity Office’s earnings conference call scheduled for Tuesday, October 31, 2006, at 10:00 a.m. Central. The conference call telephone number is 888-283-0069. Participants should dial in 15 minutes before the scheduled start of the call. The pass code to access the call is “EOP.” Participants calling from outside of the United States should dial 210-795-9226. A replay of the call will be available until November 7, 2006, by calling 800-756-0715. No pass code is necessary. For callers outside of the United States, the replay telephone number is 203-369-3427. A live webcast of the conference call will be available in listen-only mode at www.equityoffice.com and at www.fulldisclosure.com.
In addition to the information provided in this release, Equity Office publishes a quarterly Supplemental Operating and Financial Data Report, which can be found at www.equityoffice.com in the Investor Relations section, and as part of a Form 8-K furnished to the Securities and Exchange Commission (SEC). Hard copies of the Supplemental Operating and Financial Data Report are also available via mail by calling 800-692-5304.
10(d)

Page 5 — Equity Office Announces Third Quarter 2006 Results
Forward — Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating this release and the outlook of Equity Office include, but are not limited to, changes in economic, business and competitive conditions, and other factors affecting the operation of the business of Equity Office. These and other risks and uncertainties are detailed from time to time in Equity Office’s filings with the SEC, including its Form 10-K filed on March 15, 2006, as amended by Part II — Item 1A of our Form 10-Q filed on August 8, 2006. Equity Office is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.
Equity Office Properties Trust (NYSE: EOP), operating through its various subsidiaries and affiliates, is the nation’s largest publicly held office building owner and manager with a total office portfolio of 581 buildings comprising 109.2 million square feet in 16 states and the District of Columbia. Equity Office has an ownership presence in 24 Metropolitan Statistical Areas (MSAs) and in 100 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers. For more company information visit the Equity Office web site at http://www.equityoffice.com.
10(e)

Equity Office Properties Trust
Impact of EITF 04-5
In accordance with Emerging Issues Task Force 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF 04-5”), effective January 1, 2006 Equity Office consolidated the assets, liabilities and results of operations of 18 joint ventures that it previously accounted for under the equity method. Prior periods have not been restated for this change. The table below summarizes the effect on Equity Office’s assets and liabilities as a result of the consolidation of these joint ventures.

As of January 1, 2006
(Dollars in thousands)
Increase in investments in real estate, net of accumulated depreciation	$2,556,549
Decrease in investments in unconsolidated joint ventures	$844,591
Increase in mortgage debt, net of discounts	$681,986
Increase in minority interests — partially owned properties	$1,205,236
Increase in net other assets and liabilities	$175,264
Change in total shareholders’ equity	$—
Prior to January 1, 2006, Equity Office’s share of the net income from these joint ventures was included in “Income from investments in unconsolidated joint ventures” on the consolidated statements of operations. Upon consolidation. Equity Office’s results of operations include the revenues and expenses of these joint ventures and an allocation to the minority interest partners for their share of the net income. The consolidation of the joint ventures did not impact net income available to common shareholders or funds from operations available to common shareholders. The table below summarizes the effect on Equity Office’s results of operations for the three and nine months ended September 30, 2006 as a result of the consolidation of these joint ventures.

	For the three months ended	For the nine months ended
	September 30, 2006	September 30, 2006
	(Dollars in thousands)
Increase in total revenues	$104,487	$305,162
Increase in total operating expenses	$75,381	$216,927
Increase in other expense (primarily interest expense)	$9,410	$27,581
Decrease in income from investments in unconsolidated joint ventures	$10,043	$30,478
Increase in minority interests — partially owned properties	$9,653	$30,176
Change in income from continuing operations	$—	$—

10(f)

Equity Office Properties Trust
Consolidated Statements of Operations *
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
	(Dollars in thousands, except per share amounts)
Revenues:
Rental	$661,808	$563,347	$1,969,655	$1,676,432
Tenant reimbursements	143,380	100,466	389,406	277,658
Parking	36,967	28,512	109,221	82,828
Other	16,867	8,926	50,165	84,682
Fee income	1,402	5,314	3,796	13,788

Total revenues	860,424	706,565	2,522,243	2,135,388

Expenses:
Depreciation	194,940	158,428	572,990	467,361
Amortization	31,038	24,009	99,613	66,210
Real estate taxes	108,225	83,813	313,944	246,346
Insurance	7,381	16,208	24,347	28,520
Repairs and maintenance	107,452	76,947	301,136	221,263
Property operating	116,804	86,257	310,716	235,151
Ground rent	6,332	6,097	18,864	16,208
General and administrative	60,830	43,007	144,529	121,254
Impairment	54,406	—	54,406	24,382

Total expenses	687,408	494,766	1,840,545	1,426,695

Operating income	173,016	211,799	681,698	708,693

Other income (expense):
Interest and dividend income	6,799	3,960	16,074	10,570
Interest:
Expense incurred	(231,424)	(195,721)	(679,043)	(615,823)
Amortization of deferred financing costs and prepayment expenses	(3,819)	(3,362)	(9,780)	(8,751)

Total other income (expense)	(228,444)	(195,123)	(672,749)	(614,004)

(Loss) income before income taxes, allocation to minority interests, income from investments in unconsolidated joint ventures and (loss) gain on sales of real estate	(55,428)	16,676	8,949	94,689
Income taxes	(1,335)	(456)	(2,398)	(1,346)
Minority Interests:
EOP Partnership	15,456	(10,711)	665	1,212
Partially owned properties	(12,325)	(2,442)	(38,840)	(7,969)
Income from investments in unconsolidated joint ventures (including gain (loss) on sales of real estate of $0, $29, $(91) and $17,405, respectively)	315	10,683	405	48,882
(Loss) gain on sales of real estate	(219)	47,406	314	47,433

(Loss) income from continuing operations	(53,536)	61,156	(30,905)	182,901
Discontinued operations (including net gain (loss) on sales of real estate and provision for (loss) on properties held for sale of $58,713, $27,565, $175,656 and $(55,975), respectively)	(77,211)	41,290	51,037	(167,625)

Net (loss) income	(130,747)	102,446	20,132	15,276
Preferred distributions	(8,700)	(8,700)	(26,102)	(26,102)

Net (loss) income available to common shareholders	($139,447)	$93,746	($5,970)	($10,826)

(Loss) earnings per share — basic:
(Loss) income from continuing operations per share	($0.20)	$0.14	($0.14)	$0.34

Net (loss) income available to common shareholders per share	($0.40)	$0.23	($0.02)	($0.03)

Weighted average Common Shares outstanding	348,434,284	408,511,485	360,406,786	405,866,866

(Loss) earnings per share — diluted:
(Loss) income from continuing operations per share	($0.20)	$0.14	($0.14)	$0.34

Net (loss) income available to common shareholders per share	($0.40)	$0.23	($0.02)	($0.03)

Weighted average Common Shares outstanding and dilutive potential common shares	387,833,388	457,343,521	400,765,403	455,370,659

Distributions declared per Common Share outstanding	$0.33	$0.50	$0.99	$1.50

*	Refer to page 6 of this Supplemental Operating and Financial Data Report for the impact of Equity Office’s adoption of EITF 04-5 on the consolidated statements of operations.

Equity Office Properties Trust
Consolidated Balance Sheets *

	September 30, 2006
	(Unaudited)	December 31, 2005
	(Dollars in thousands,
	except per share amounts)
Assets:
Investments in real estate	$26,063,916	$22,929,606
Developments in process	662,339	567,129
Land available for development	148,006	176,868
Investments in real estate held for sale, net of accumulated depreciation	16,896	92,233
Accumulated depreciation	(3,958,587)	(3,333,694)

Investments in real estate, net of accumulated depreciation	22,932,570	20,432,142
Cash and cash equivalents	196,371	78,164
Tenant and other receivables (net of allowance for doubtful accounts of $9,538 and $8,853, respectively)	88,217	94,858
Deferred rent receivable	569,594	496,826
Escrow deposits and restricted cash	336,501	38,658
Investments in unconsolidated joint ventures	118,085	947,989
Deferred financing costs (net of accumulated amortization of $50,093 and $45,920, respectively)	92,755	58,809
Deferred leasing costs and other related intangibles (net of accumulated amortization of $345,640 and $232,024, respectively)	705,288	522,926
Prepaid expenses and other assets	261,044	303,181

Total Assets	$25,300,425	$22,973,553

Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity:
Liabilities:
Mortgage debt (net of (discounts) of $(4,626) and $(5,185), respectively)	$3,219,288	$2,164,198
Unsecured notes (net of (discounts) of $(24,204) and $(23,936), respectively)	9,982,289	9,032,620
Lines of credit	1,886,000	1,631,000
Accounts payable and accrued expenses	634,299	574,225
Distribution payable	131,711	3,736
Other liabilities (net of (discounts) of $(23,393) and $(25,597), respectively)	633,286	483,468
Commitments and contingencies	—	—

Total Liabilities	16,486,873	13,889,247

Minority Interests:
EOP Partnership	685,667	863,923
Partially owned properties	1,464,829	172,278

Total Minority Interests	2,150,496	1,036,201

Mandatorily Redeemable Preferred Shares:
5.25% Series B Convertible, Cumulative Redeemable Preferred Shares, liquidation preference $50.00 per share, 5,989,930 issued and outstanding	299,497	299,497

Shareholders’ Equity:
Preferred Shares, 100,000,000 authorized:
7.75% Series G Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 8,500,000 issued and outstanding	212,500	212,500
Common Shares, $0.01 par value; 750,000,000 shares authorized, 351,246,022 and 380,674,998 issued and outstanding, respectively	3,512	3,807
Other Shareholders’ Equity:
Additional paid in capital	8,712,587	9,745,819
Deferred compensation	—	(533)
Dividends in excess of accumulated earnings	(2,514,139)	(2,156,627)
Accumulated other comprehensive loss (net of accumulated amortization of $17,060 and $11,948, respectively)	(50,901)	(56,358)

Total Shareholders’ Equity	6,363,559	7,748,608

Total Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity	$25,300,425	$22,973,553

*	Refer to page 6 of this Supplemental Operating and Financial Data Report for the impact of Equity Office’s adoption of EITF 04-5 on the consolidated balance sheets.

Equity Office Properties Trust
Reconciliation of Net (Loss) Income to Funds From Operations (“FFO”)

	For the three months ended September 30,
	2006	2005
	(Dollars in thousands, except per share amounts)
Reconciliation of net (loss) income to FFO (a):
Net (loss) income	($130,747)	$102,446
Adjustments:
Plus depreciation and amortization:
Included in income from continuing operations and discontinued operations	229,701	193,688
Included in income from investments in unconsolidated joint ventures	2,952	12,926
Allocated to minority interests in partially owned properties	(17,632)	(1,440)
Non-real estate related depreciation and amortization	(5,016)	(3,407)
Less net gain on sales of real estate:
Included in income from continuing operations and discontinued operations	(58,494)	(78,505)
Included in income from investments in unconsolidated joint ventures	—	(29)
Less minority interests in EOP Partnership share of the above adjustments	(15,304)	(12,006)

FFO	5,460	213,673
Preferred distributions	(8,700)	(8,700)

FFO available to common shareholders — basic	($3,240)	$204,973

Net (loss) income available to common shareholders per share — basic	($0.40)	$0.23

FFO available to common shareholders per share — basic	($0.01)	$0.50

	Net Loss	FFO (b)	Net Income	FFO (b)

Adjustments to arrive at net (loss) income and FFO available to common shareholders:
Net (loss) income and FFO	($130,747)	$5,460	$102,446	$213,673
Preferred distributions	(8,700)	(8,700)	(8,700)	(8,700)

Net (loss) income and FFO available to common shareholders	(139,447)	(3,240)	93,746	204,973
Net (loss) income allocated to minority interests in EOP Partnership	(15,456)	(15,456)	10,711	10,711
Minority interests in EOP Partnership share of the above adjustments	—	15,304	—	12,006

Net (loss) income and FFO available to common shareholders — diluted	($154,903)	($3,392)	$104,457	$227,690

Weighted average Common Shares and dilutive potential common shares outstanding	387,833,388	393,266,923	457,343,521	457,343,521

Net (loss) income and FFO available to common shareholders per share — diluted	($0.40)	($0.01)	$0.23	$0.50

	Common Shares and common share equivalents
Weighted average Common Shares outstanding (used for both net (loss) income and FFO basic per share calculation)	348,434,284	408,511,485
Effect of dilutive potential common shares:
Units	39,399,104	44,335,877
Share options and restricted shares which are dilutive to both net (loss) income and FFO	—	4,496,159

Weighted average Common Shares and dilutive potential common shares used for net (loss) income available to common shareholders	387,833,388	457,343,521
Impact of share options and restricted shares which are dilutive to FFO but not dilutive to net (loss) income	5,433,535	—

Weighted average Common Shares and dilutive potential common shares used for the calculation of FFO available to common shareholders	393,266,923	457,343,521

(a)	FFO is a non-GAAP financial measure. The most directly comparable GAAP measure is net (loss) income, to which it is reconciled. See definition below.

(b)	FFO for the three months ended September 30, 2006 and 2005 includes $188.9 million and $3.5 million, respectively, of non-cash impairment charges and losses on properties sold and properties held for sale, which is equivalent to $0.48 and $0.01 per share on a diluted basis, respectively. These charges are not added back to net (loss) income when calculating FFO.
FFO Definition:
     FFO is defined as net (loss) income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains from sales of properties (but including losses from sales of properties, impairments and provisions for losses on properties held for sale), plus real estate related depreciation and amortization. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Equity Office believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. Equity Office further believes that by excluding the effect of depreciation, amortization and gains from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net (loss) income when trying to understand an equity REIT’s operating performance. Equity Office computes FFO in accordance with its interpretation of the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other equity REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than Equity Office does. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net (loss) income, determined in accordance with GAAP, as an indication of Equity Office’s financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of its liquidity, nor is it indicative of funds available to fund its cash needs, including its ability to make cash distributions.

Equity Office Properties Trust
Reconciliation of Net Income to Funds From Operations (“FFO”) (continued)

	For the nine months ended September 30,
	2006	2005
	(Dollars in thousands, except per share amounts)
Reconciliation of net income to FFO (a):
Net income	$20,132	$15,276
Adjustments:
Plus depreciation and amortization:
Included in income from continuing operations and discontinued operations	689,006	598,572
Included in income from investments in unconsolidated joint ventures	8,613	37,974
Allocated to minority interests in partially owned properties	(51,771)	(4,419)
Non-real estate related depreciation and amortization	(13,411)	(10,429)
Less net gain on sales of real estate:
Included in income from continuing operations and discontinued operations	(177,173)	(194,721)
Included in income from investments in unconsolidated joint ventures (b)	91	(17,405)
Allocated to minority interests in partially owned properties	—	29,699
Less minority interests in EOP Partnership share of the above adjustments	(45,615)	(44,228)

FFO	429,872	410,319
Preferred distributions	(26,102)	(26,102)

FFO available to common shareholders — basic	$403,770	$384,217

Net (loss) available to common shareholders per share — basic	$(0.02)	$(0.03)

FFO available to common shareholders per share — basic	$1.12	$0.95

Adjustments to arrive at net (loss) and FFO available to common shareholders:	Net Income (Loss)	FFO (c)	Net Income (Loss)	FFO (c)

Net income and FFO	$20,132	$429,872	$15,276	$410,319
Preferred distributions	(26,102)	(26,102)	(26,102)	(26,102)

Net (loss) and FFO available to common shareholders	(5,970)	403,770	(10,826)	384,217
Net (loss) allocated to minority interests in EOP Partnership	(665)	(665)	(1,212)	(1,212)
Minority interests in EOP Partnership share of the above adjustments	—	45,615	—	44,228

Net (loss) and FFO available to common shareholders – diluted	$(6,635)	$448,720	$(12,038)	$427,233

Weighted average Common Shares and dilutive potential common shares outstanding	400,765,403	405,660,072	455,370,659	455,370,659

Net (loss) and FFO available to common shareholders per share – diluted	$(0.02)	$1.11	$(0.03)	$0.94

	Common Shares and common share equivalents
Weighted average Common Shares outstanding (used for both net (loss) and FFO basic per share calculation)	360,406,786	405,866,866
Effect of dilutive potential common shares:
Units	40,358,617	45,682,227
Share options and restricted shares which are dilutive to both net (loss) and FFO	—	3,821,566

Weighted average Common Shares and dilutive potential common shares used for net (loss) available to common shareholders	400,765,403	455,370,659
Impact of share options and restricted shares which are dilutive to FFO but not dilutive to net (loss)	4,894,669	—

Weighted average Common Shares and dilutive potential common shares used for the calculation of FFO available to common shareholders	405,660,072	455,370,659

(a)	FFO is a non-GAAP financial measure. The most directly comparable GAAP measure is net income, to which it is reconciled. See definition below.

(b)	The loss for the nine months ended September 30, 2006 represents an adjustment to the gain previously recorded on properties sold in prior periods.

(c)	FFO for the nine months ended September 30, 2006 and 2005 includes $190.1 million and $384.1 million, respectively, of non-cash impairment charges and losses on properties sold and properties held for sale, which is equivalent to $0.47 and $0.84 per share on a diluted basis, respectively. These charges are not added back to net income when calculating FFO.
FFO Definition:
     FFO is defined as net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains from sales of properties (but including losses from sales of properties, impairments and provisions for losses on properties held for sale), plus real estate related depreciation and amortization. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Equity Office believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. Equity Office further believes that by excluding the effect of depreciation, amortization and gains from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net income when trying to understand an equity REIT’s operating performance. Equity Office computes FFO in accordance with its interpretation of the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other equity REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than Equity Office does. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of Equity Office’s financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of its liquidity, nor is it indicative of funds available to fund its cash needs, including its ability to make cash distributions.

Equity Office Properties Trust
Consolidated Statements of Cash Flows *

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
	(Dollars in thousands, unaudited)
Operating Activities:
Net (loss) income	$(130,747)	$102,446	$20,132	$15,276
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	236,308	199,635	709,067	614,148
Compensation expense related to restricted shares and stock options	4,263	6,628	18,499	19,950
Income from investments in unconsolidated joint ventures	(315)	(10,683)	(405)	(48,882)
Net distributions from (contributions to) unconsolidated joint ventures	505	19,834	(2,087)	43,444
Net (gain) loss on sales of real estate and provision for loss on properties held for sale	(58,494)	(74,971)	(175,970)	8,542
Impairment	188,928	—	188,928	180,856
Provision for doubtful accounts	604	1,847	4,443	5,376
(Loss) income allocated to minority interests	(3,131)	13,153	38,175	37,197
Other	—	—	—	448
Changes in assets and liabilities:
(Increase) decrease in rent receivable	(11,236)	14,421	15,971	14,930
(Increase) in deferred rent receivable	(9,920)	(14,768)	(36,711)	(51,443)
Decrease in prepaid expenses and other assets	641	37,392	44,788	13,890
Increase (decrease) in accounts payable and accrued expenses	34,602	7,450	(24,020)	(52,318)
Increase (decrease) in other liabilities	1,023	14,861	(18,513)	(15,841)

Net cash provided by operating activities	253,031	317,245	782,297	785,573

Investing Activities:
Property acquisitions (including deposits made for property acquisitions)	(771,064)	(655,428)	(935,687)	(1,020,214)
Property dispositions (including deposits received for property dispositions)	266,666	312,077	508,842	1,620,855
Increase in cash upon consolidation of certain joint ventures	—	—	51,357	—
Distributions from (investments in) unconsolidated joint ventures	2,385	124,395	(11,040)	186,696
Capital and tenant improvements (including development costs)	(116,136)	(90,945)	(339,561)	(241,908)
Lease commissions and other costs	(26,548)	(39,723)	(91,133)	(93,473)
Decrease in escrow deposits and restricted cash	46,291	453,859	117,948	587,489

Net cash (used for) provided by investing activities	(598,406)	104,235	(699,274)	1,039,445

Financing Activities:
Proceeds from mortgage debt	—	—	584,107	150
Principal payments on mortgage debt	(213,067)	(534,356)	(227,891)	(889,877)
Proceeds from unsecured notes	—	10,389	1,470,000	38,758
Repayment of unsecured notes	(50,000)	(150,000)	(550,063)	(675,000)
Proceeds from lines of credit	4,253,400	4,106,300	19,130,399	8,106,900
Repayment of lines of credit	(3,516,200)	(3,988,300)	(18,875,399)	(7,843,900)
Payments of loan costs and offering costs	(8,335)	(7,302)	(11,067)	(7,361)
Settlement of interest rate swap agreements	—	(8,677)	—	(8,677)
Contributions from minority interests in partially owned properties related to repayment of mortgage debt	48,705	—	48,705	—
Distributions to minority interests in partially owned properties	(18,697)	(1,457)	(57,497)	(9,317)
Proceeds from exercise of stock options	43,690	16,832	128,868	138,374
Distributions to common shareholders and unitholders	(128,517)	(227,382)	(264,395)	(454,140)
Repurchase of Common Shares	(2,929)	(99,564)	(1,217,649)	(107,322)
Redemption of Units	(10,885)	—	(98,791)	(50,676)
Payment of preferred distributions	(8,047)	(8,047)	(24,143)	(24,143)

Net cash provided by (used for) financing activities	389,118	(891,564)	35,184	(1,786,231)

Net increase (decrease) in cash and cash equivalents	43,743	(470,084)	118,207	38,787
Cash and cash equivalents at the beginning of the period	152,628	615,997	78,164	107,126

Cash and cash equivalents at the end of the period	$196,371	$145,913	$196,371	$145,913

*	Refer to page 6 of this Supplemental Operating and Financial Data Report for the impact of Equity Office’s adoption of EITF 04-5 on the consolidated statements of cash flows.

Equity Office Properties Trust
Consolidated Statements of Cash Flows (continued) *

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
	(Dollars in thousands, unaudited)
Supplemental Information:
Interest paid during the period (including capitalized interest of $9,139, $47, $16,179 and $51, respectively)	$256,309	$246,243	$711,913	$675,352

Non-Cash Investing and Financing Activities:
Investing Activities:
Escrow deposits related to property dispositions	$(160,122)	$(489,115)	$(392,719)	$(639,439)

Mortgage loan repayment as a result of a property disposition	$—	$—	$—	$(13,386)

Mortgage loan assumed upon acquisition of a property	$—	$—	$15,200	$44,975

Units issued in connection with a property acquisition	$—	$—	$—	$3,339

Changes in accounts due to consolidation of certain joint ventures:
Decrease in investments in unconsolidated joint ventures	$—	$—	$(844,591)	$—

Increase in investments in real estate	$—	$—	$2,843,118	$—

Increase in accumulated depreciation	$—	$—	$(286,569)	$—

Increase in mortgage debt, net of discounts	$—	$—	$(681,986)	$—

Increase in minority interests - partially owned properties	$—	$—	$(1,205,236)	$—

Increase in other assets and liabilities	$—	$—	$123,907	$—

Changes in accounts due to partial sale of real estate:
Increase in investment in unconsolidated joint ventures	$—	$36,349	$—	$36,349

Decrease in investments in real estate	$—	$(43,931)	$—	$(43,931)

Decrease in accumulated depreciation	$—	$8,403	$—	$8,403

Increase in other assets and liabilities	$—	$(940)	$—	$(940)

Financing Activities:
Mortgage loan repayment as a result of a property disposition	$—	$—	$—	$13,386

Mortgage loan assumed upon acquisition of a property	$—	$—	$(15,200)	$(44,975)

Units issued in connection with a property acquisition	$—	$—	$—	$(3,339)

*	Refer to page 6 of this Supplemental Operating and Financial Data Report for the impact of Equity Office’s adoption of EITF 04-5 on the consolidated statements of cash flows.

Equity Office Properties Trust
Segment Information *
     Equity Office’s primary business is the ownership and operation of office properties, which represents Equity Office’s only reportable segment. The primary financial measure that Equity Office’s chief operating decision makers use for the office properties is property net operating income, which represents rental revenue, tenant reimbursements, parking and other operating revenues less real estate taxes, insurance, repairs and maintenance and property operating expense (all as reflected in the accompanying consolidated statements of operations). Equity Office believes that property net operating income is helpful to investors as a supplemental measure of Equity Office’s operating performance because it represents the actual operating results of Equity Office’s properties. Total assets consists primarily of the assets in the office properties operating segment. There are other assets such as corporate furniture, fixtures and equipment that are not associated with the office property segment, but these assets are immaterial.

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
	(Dollars in thousands)
Property Operating Revenues:
Rental	$661,808	$563,347	$1,969,655	$1,676,432
Tenant reimbursements	143,380	100,466	389,406	277,658
Parking	36,967	28,512	109,221	82,828
Other (a)	16,867	8,926	50,165	84,682

Total Property Operating Revenues	859,022	701,251	2,518,447	2,121,600

Property Operating Expenses:
Real estate taxes	108,225	83,813	313,944	246,346
Insurance	7,381	16,208	24,347	28,520
Repairs and maintenance	107,452	76,947	301,136	221,263
Property operating	116,804	86,257	310,716	235,151

Total Property Operating Expenses	339,862	263,225	950,143	731,280

Property Net Operating Income from Continuing Operations	$519,160	$438,026	$1,568,304	$1,390,320

Property Operating Margin from Continuing Operations (b)	60.4%	62.5%	62.3%	65.5%

Reconciliation of Property Net Operating Income from Continuing Operations to (Loss) Income from Continuing Operations:

Property Net Operating Income from Continuing Operations	$519,160	$438,026	$1,568,304	$1,390,320
Add:
Fee income	1,402	5,314	3,796	13,788
Less:
Depreciation	(194,940)	(158,428)	(572,990)	(467,361)
Amortization	(31,038)	(24,009)	(99,613)	(66,210)
Ground rent	(6,332)	(6,097)	(18,864)	(16,208)
General and administrative	(60,830)	(43,007)	(144,529)	(121,254)
Impairment	(54,406)	—	(54,406)	(24,382)

Operating Income	173,016	211,799	681,698	708,693
Less:
Other expenses, primarily interest expense	(228,444)	(195,123)	(672,749)	(614,004)
Income taxes	(1,335)	(456)	(2,398)	(1,346)
Minority Interests:
EOP Partnership	15,456	(10,711)	665	1,212
Partially owned properties	(12,325)	(2,442)	(38,840)	(7,969)
Add:
Income from investments in unconsolidated joint ventures	315	10,683	405	48,882
(Loss) gain on sales of real estate	(219)	47,406	314	47,433

(Loss) Income from Continuing Operations	$(53,536)	$61,156	$(30,905)	$182,901

(a)	Other income consists primarily of income from early lease terminations and ancillary income from tenants. Income from early lease terminations was $2.9 million and $4.2 million for the three months ended September 30, 2006 and 2005, respectively, and $11.3 million and $66.1 million for the nine months ended September 30, 2006 and 2005, respectively. The nine-month 2005 total includes a significant lease termination related to one lease of $48.7 million.

(b)	Defined as Property Net Operating Income from Continuing Operations divided by Total Property Operating Revenues.

*	Refer to page 6 of this Supplemental Operating and Financial Data Report for the impact of Equity Office’s adoption of EITF 04-5 on segment information.

Equity Office Properties Trust
Same Store Portfolio Segment Results
     The financial results presented in the consolidated statements of operations show significant changes from period to period. The period-to-period financial results may not be comparable because Equity Office acquires and disposes of properties on an ongoing basis. Equity Office also consolidated 18 joint ventures (that were previously recorded under the equity method) as a result of the adoption of EITF 04-5 on January 1, 2006. Prior periods have not been restated for this change. Although the consolidation of the joint ventures did not impact net income or funds from operations available to common shareholders, it has impacted the comparability of revenues and expenses to the prior period. These 18 joint ventures are reflected below as part of Non-Same Store. The net (loss) income for properties sold and properties held for sale (including all revenue and expense line items) is included in Discontinued Operations. As a result of the significant acquisition, disposition and consolidation activity, Equity Office has presented condensed consolidated segment results for properties owned during the comparable periods (the “Same Store Portfolio”). The Total Company segment results include the Same Store Portfolio as well as amounts attributable to acquisitions, joint venture consolidations and corporate level expenses (“Non-Same Store”). The Total Company segment results shown are reconciled to GAAP on the Segment Information page of this document.

							Same Store Portfolio Change
	For the three months ended September 30, 2006			For the three months ended September 30, 2005			Favorable/(Unfavorable)
	Same Store Portfolio	Non-Same Store	Total Company	Same Store Portfolio	Non-Same Store	Total Company	Amount
	(Dollars in thousands)			(Dollars in thousands)			(Dollars in thousands)%
Property Net Operating Income from Continuing Operations:
Revenues:
Property operating revenues	$724,682	$134,340	$859,022	$695,081	$6,170	$701,251	$29,601	4.3%

Expenses:
Real estate taxes	86,439	21,786	108,225	82,369	1,444	83,813	(4,070)	(4.9%)
Insurance	4,934	2,447	7,381	16,090	118	16,208	11,156	69.3%
Repairs and maintenance	86,163	21,289	107,452	75,947	1,000	76,947	(10,216)	(13.5%)
Property operating	99,156	17,648	116,804	85,030	1,227	86,257	(14,126)	(16.6%)

Property operating expenses	276,692	63,170	339,862	259,436	3,789	263,225	(17,256)	(6.7%)

Property net operating income from continuing operations	$447,990	$71,170	$519,160	$435,645	$2,381	$438,026	$12,345	2.8%

Property operating margin (a)	61.8%	53.0%	60.4%	62.7%	38.6%	62.5%		(0.9%)

Property Net Operating Income from Continuing Operations Excluding Income from Early Lease Terminations and Effects of Hurricane Katrina:
Property net operating income from continuing operations	$447,990	$71,170	$519,160	$435,645	$2,381	$438,026	$12,345	2.8%
Less income from early lease terminations	(2,866)	(41)	(2,907)	(4,186)	—	(4,186)	(1,320)	(31.5%)
Plus rental revenue loss related to Hurricane Katrina	—	—	—	1,940	—	1,940	1,940	100.0%
Plus expenses related to Hurricane Katrina	(2,000)	—	(2,000)	10,566	—	10,566	12,566	118.9%

Total	$443,124	$71,129	$514,253	$443,965	$2,381	$446,346	$(841)	(0.2%)

Property operating margin excluding income from early lease terminations and effects of Hurricane Katrina (a)	61.4%	53.0%	60.1%	64.1%	38.6%	63.9%		(2.7%)

Additional Information — Selected Amounts Included in Property Operating Revenues:
Deferred rental revenue	$4,361	$2,565	$6,926	$13,834	$282	$14,116	$(9,473)	(68.5%)

	Occupancy Rates
	At September 30, 2006	At June 30, 2006	At September 30, 2005	At June 30, 2005
CBD	93.5%	93.8%	92.4%	92.4%
Suburban	91.0%	90.6%	88.9%	87.9%

Total Same Store Portfolio	91.9%	91.8%	90.2%	89.6%

Square Feet	88,975,410
Number of Properties	494

(a)	Property operating margin is calculated by dividing property net operating income from continuing operations by property operating revenues.

Equity Office Properties Trust
Same Store Portfolio Segment Results (continued)
     The financial results presented in the consolidated statements of operations show significant changes from period to period. The period-to-period financial results may not be comparable because Equity Office acquires and disposes of properties on an ongoing basis. Equity Office also consolidated 18 joint ventures (that were previously recorded under the equity method) as a result of the adoption of EITF 04-5 on January 1, 2006. Prior periods have not been restated for this change. Although the consolidation of the joint ventures did not impact net income or funds from operations available to common shareholders, it has impacted the comparability of revenues and expenses to the prior period. These 18 joint ventures are reflected below as part of Non-Same Store. The net income (loss) for properties sold and properties held for sale (including all revenue and expense line items) is included in Discontinued Operations. As a result of the significant acquisition, disposition and consolidation activity, Equity Office has presented condensed consolidated segment results for properties owned during the comparable periods (the “Same Store Portfolio”). The Total Company segment results include the Same Store Portfolio as well as amounts attributable to acquisitions, joint venture consolidations and corporate level expenses (“Non-Same Store”). The Total Company segment results shown are reconciled to GAAP on the Segment Information page of this document.

							Same Store Portfolio Change
	For the nine months ended September 30, 2006			For the nine months ended September 30, 2005			Favorable/(Unfavorable)
	Same Store Portfolio	Non-Same Store	Total Company	Same Store Portfolio	Non-Same Store	Total Company	Amount	%
	(Dollars in thousands)			(Dollars in thousands)			(Dollars in thousands)
Property Net Operating Income from Continuing Operations:
Revenues:
Property operating revenues	$2,103,300	$415,147	$2,518,447	$2,087,127	$34,473	$2,121,600	$16,173	0.8%

Expenses:
Real estate taxes	248,736	65,208	313,944	240,176	6,170	246,346	(8,560)	(3.6%)
Insurance	16,723	7,624	24,347	27,610	910	28,520	10,887	39.4%
Repairs and maintenance	240,987	60,149	301,136	216,381	4,882	221,263	(24,606)	(11.4%)
Property operating	259,608	51,108	310,716	229,447	5,704	235,151	(30,161)	(13.1%)

Property operating expenses	766,054	184,089	950,143	713,614	17,666	731,280	(52,440)	(7.3%)

Property net operating income from continuing operations	$1,337,246	$231,058	$1,568,304	$1,373,513	$16,807	$1,390,320	$(36,267)	(2.6%)

Property operating margin (a)	63.6%	55.7%	62.3%	65.8%	48.8%	65.5%		(2.2%)

Property Net Operating Income from Continuing Operations Excluding Income from Early Lease Terminations and Effects of Hurricane Katrina:
Property net operating income from continuing operations	$1,337,246	$231,058	$1,568,304	$1,373,513	$16,807	$1,390,320	$(36,267)	(2.6%)
Less income from early lease terminations	(9,267)	(2,072)	(11,339)	(66,059)	—	(66,059)	(56,792)	(86.0%)
Plus rental revenue loss related to Hurricane Katrina	—	—	—	1,940	—	1,940	1,940	100.0%
Plus expenses related to Hurricane Katrina	(2,000)	—	(2,000)	10,566	—	10,566	12,566	118.9%

Total	$1,325,979	$228,986	$1,554,965	$1,319,960	$16,807	$1,336,767	$6,019	0.5%

Property operating margin excluding income from early lease terminations and effects of Hurricane Katrina (a)	63.3%	55.4%	62.0%	65.2%	48.8%	65.0%		(1.9%)

Additional Information — Selected Amounts Included in Property Operating Revenues:
Deferred rental revenue	$18,231	$9,554	$27,785	$44,427	$2,393	$46,820	$(26,196)	(59.0%)

	Occupancy Rates
	At September 30, 2006	At December 31, 2005	At September 30, 2005	At December 31, 2004
CBD	93.5%	92.9%	92.4%	92.4%
Suburban	90.9%	90.3%	88.9%	87.4%

Total Same Store Portfolio	91.9%	91.3%	90.2%	89.3%

Square Feet	87,446,200
Number of Properties	476

(a)	Property operating margin is calculated by dividing property net operating income from continuing operations by property operating revenues.

Equity Office Properties Trust
Statements of Discontinued Operations
     The net (loss) income for properties sold and properties held for sale is reflected in the consolidated statements of operations as Discontinued Operations for the periods presented. Properties that were partially sold are not reflected as discontinued operations in accordance with FAS 144.

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
	(Dollars in thousands)
Property operating revenues	$7,321	$45,463	$50,937	$236,108

Expenses:
Depreciation and amortization	3,723	11,251	16,403	65,001
Property operating and ground rent	4,885	20,175	24,820	94,535
General and administrative	134	70	252	70
Impairment	134,522	—	134,522	156,474

Total expenses	143,264	31,496	175,997	316,080

Operating (loss) income	(135,943)	13,967	(125,060)	(79,972)

Other income (expense):
Interest income	19	57	458	346
Interest expense and amortization of deferred financing costs and prepayment expenses	—	(299)	—	(1,519)

Total other income (expense)	19	(242)	458	(1,173)

(Loss) income before income taxes, allocations to minority interests, net gain (loss) on sales of real estate and provision for (loss) on properties held for sale	(135,924)	13,725	(124,602)	(81,145)
Income taxes	—	—	(17)	(65)
Income allocated to minority interests - partially owned properties (including gains on sales of real estate of $0, $0, $0 and $29,699, respectively)	—	—	—	(30,440)
Net gain (loss) on sales of real estate	58,713	30,575	175,656	(19,163)
Provision for (loss) on properties held for sale	—	(3,010)	—	(36,812)

Net (loss) income	$(77,211)	$41,290	$51,037	$(167,625)

Property net operating income from discontinued operations (a)	$1,869	$25,532	$26,013	$144,318

(a)	Defined as property operating revenues less property operating expenses.

Equity Office Properties Trust
(Loss) Earnings Per Share

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
	(Dollars in thousands, except per share amounts)
Numerator:
(Loss) income from continuing operations	$(53,536)	$61,156	$(30,905)	$182,901
Preferred distributions	(8,700)	(8,700)	(26,102)	(26,102)

(Loss) income from continuing operations available to common shareholders	(62,236)	52,456	(57,007)	156,799
Discontinued operations (including net gain (loss) on sales of real estate and provision for (loss) on properties held for sale of $58,713, $27,565, $175,656 and $(55,975), respectively)	(77,211)	41,290	51,037	(167,625)

Numerator for basic (loss) earnings per share - net (loss) income available to common shareholders	(139,447)	93,746	(5,970)	(10,826)
Add back (loss) income allocated to minority interests in EOP Partnership	(15,456)	10,711	(665)	(1,212)

Numerator for diluted (loss) earnings per share - net (loss) income available to common shareholders	$(154,903)	$104,457	$(6,635)	$(12,038)

Denominator:
Denominator for basic (loss) earnings per share - weighted average Common Shares outstanding	348,434,284	408,511,485	360,406,786	405,866,866

Effect of dilutive potential common shares:
Units	39,399,104	44,335,877	40,358,617	45,682,227
Share options and restricted shares	—	4,496,159	—	3,821,566

Dilutive potential common shares	39,399,104	48,832,036	40,358,617	49,503,793

Denominator for diluted (loss) earnings per share - weighted average Common Shares outstanding and dilutive potential common shares	387,833,388	457,343,521	400,765,403	455,370,659

(Loss) earnings per share — basic:
(Loss) income from continuing operations available to common shareholders, net of minority interests	$(0.20)	$0.14	$(0.14)	$0.34
Discontinued operations, net of minority interests	(0.20)	0.09	0.13	(0.37)

Net (loss) income available to common shareholders, net of minority interests (a)	$(0.40)	$0.23	$(0.02)	$(0.03)

(Loss) earnings per share — diluted:
(Loss) income from continuing operations available to common shareholders	$(0.20)	$0.14	$(0.14)	$0.34
Discontinued operations	(0.20)	0.09	0.13	(0.37)

Net (loss) income available to common shareholders (a)	$(0.40)	$0.23	$(0.02)	$(0.03)

(a)	Net (loss) income available to common shareholders per share may not total the sum of the per share components due to rounding.

Equity Office Properties Trust
Net Free Cash Flow
     Equity Office defines net free cash flow as net cash provided by operating activities determined in accordance with GAAP less distributions paid to its shareholders, unitholders, preferred shareholders and minority interests in partially owned properties less capital improvements incurred and expenditures for tenant improvements and leasing costs for leases that commence during the period. Net free cash flow is a non-GAAP financial measure, which Equity Office believes is helpful to investors to monitor the impact of distributions and capital improvements, tenant improvements and leasing costs on its net cash provided by operating activities. Investors should review net free cash flow along with Equity Office’s consolidated statements of cash flows, as determined in accordance with GAAP. Net free cash flow should not be considered as a measure of Equity Office’s liquidity, nor is it indicative of funds available to fund its cash needs, including its ability to make cash distributions. For more information on Equity Office’s liquidity refer to its Form 10-Q and Form 10-K.
     Below Equity Office has reconciled net free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, for the periods presented. Equity Office’s calculation of net free cash flow may not be comparable to similar measures that may be presented by other companies.

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
	(Dollars in thousands)
Net cash provided by operating activities	$253,031	$317,245	$782,297	$785,573
Less: Distributions paid to common shareholders and unitholders (a)	(128,517)	(227,382)	(264,395)	(454,140)
Less: Distributions paid to preferred shareholders	(8,047)	(8,047)	(24,143)	(24,143)
Less: Distributions paid to minority interests in partially owned properties	(18,697)	(1,457)	(57,497)	(9,317)
Less: Tenant improvements and leasing costs for leases which commenced during the period and capital improvements incurred (b)	(101,052)	(121,193)	(301,423)	(320,757)

Net Free Cash Flow	$(3,282)	$(40,834)	$134,839	$(22,784)

(a)	Distributions to common shareholders and unitholders are generally paid one quarter in arrears with no cash payment in the first quarter and two payments in the fourth quarter.

(b)	In the above table, tenant improvements and leasing costs are reported for leases which commence during the periods shown, which Equity Office believes is a useful measure of the tenant improvements and leasing costs in its markets and is consistent with how Equity Office reports its per square foot tenant improvements and leasing costs. The amounts included in the consolidated statements of cash flows represent the cash expenditures made during the periods, regardless of when the leases commence. The differences between these amounts represent timing differences between the lease commencement dates and the actual cash expenditures. Capital improvements in the above table reflect amounts paid or accrued for the periods shown. A reconciliation of the amounts shown above and the amounts shown on the consolidated statements of cash flows can be found on the “Tenant Improvements, Leasing Costs and Capital Improvements” page of this Supplemental Operating and Financial Data Report.

Equity Office Properties Trust
Property Joint Venture Information
September 30, 2006

				Effective Office Portfolio (a)
	Number of	Effective Ownership	Total Office Portfolio		Percent
Property	Buildings	Percentage (a)	Square Feet	Square Feet	Occupied

Consolidated Properties	528	100%	83,947,320	83,947,320	90.7%

Consolidated Joint Ventures The Plaza at LaJolla Village		66.7%	635,419	423,634	81.6%
222 Berkley Street		91.5%	519,608	475,441	99.7%
500 Boylston Street		91.5%	706,864	646,781	99.9%
Wells Fargo Center		75%	1,117,439	838,079	96.2%
Ferry Building		100%	243,812	243,812	97.2%
2951 28th Street		98%	85,000	83,300	98.3%
Market Square		100%	681,051	681,051	89.5%
Sixty State Street		95.5%	823,014	785,978	99.0%
Worldwide Plaza Amenities		100%	108,391	108,391	96.5%
Park Avenue Tower		100%	568,060	568,060	99.4%
850 Third Avenue		99%	568,867	563,178	96.0%
Washington Mutual Tower		75%	1,113,832	835,374	98.9%
1301 Avenue of the Americas		100%	1,765,694	1,765,694	99.3%
SunAmerica Center		67.27%	780,063	524,772	81.6%
Rowes Wharf (b)		44%	344,645	151,644	99.2%
10 & 30 South Wacker (b) (c)		75%	2,003,288	1,502,466	85.3%
Pasadena Towers (b) (c)		25%	439,366	109,842	96.5%
Promenade II (b) (c)		50%	774,344	387,172	97.1%
SunTrust Center (b) (c)		25%	640,741	160,185	88.7%
Columbia Center (b)		50.1%	1,552,813	777,959	89.3%
161 North Clark (b) (d)		25%	1,010,520	252,630	93.0%
Prominence in Buckhead (b) (d)		25%	424,309	106,077	97.0%
World Trade Center East (b) (d)		25%	186,912	46,728	100.0%
Treat Towers (b) (d)		25%	367,313	91,828	98.2%
Parkshore Plaza I & II (b) (d)		25%	269,853	67,463	95.4%
Bridge Pointe Corporate Center I & II (b) (d)		25%	372,653	93,163	100.0%
1111 19th Street (b) (d)		20%	252,014	50,403	98.3%
1620 L Street (b) (d)		20%	156,272	31,254	100.0%
1333 H Street (b) (d)		20%	244,585	48,917	100.0%
Yahoo! Center (b) (d)		50%	1,087,628	543,814	96.0%
201 Mission Street (b)		25%	483,527	120,882	75.8%
580 California (b)		25%	313,012	78,253	80.2%
1221 Brickell		50%	388,492	194,246	59.7%

Subtotal	51		21,029,401	13,358,471	93.6%

Unconsolidated Joint Ventures
One Post Office Square		50%	765,296	382,648	93.6%
75-101 Federal Street		51.61%	813,195	419,704	85.5%
One Post		50%	421,121	210,561	89.2%
1601 Market Street		11%	681,289	74,942	80.5%
1700 Market Street		11%	841,172	92,529	90.6%

Subtotal	6		3,522,073	1,180,384	88.9%

Total	585		108,498,794	98,486,175	91.1%

a)	The amounts shown represent Equity Office’s economic interest in each property upon which Equity Office recognizes net income in accordance with GAAP.

(b)	Equity Office consolidated these joint ventures on January 1, 2006 upon adoption of EITF 04-5.

(c)	Macquarie Office (US) No. 2 Corporation is Equity Office’s partner in these joint ventures and, in the case of 10 & 30 South Wacker, which is owned as a tenancy-in-common, an affiliate of Macquarie Office (US) No. 2 Corporation is Equity Office’s co-tenant.

(d)	Teachers Insurance and Annuity Association of America (TIAA) and certain of its affiliates are Equity Office’s partners in these joint ventures.

Equity Office Properties Trust
Property Joint Venture Information (continued)

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
		(Dollars in thousands)
Unconsolidated Joint Ventures
Equity Office’s share of:
Net income	$315	$10,683	$405	$48,882

Interest expense and loan cost amortization	$2,474	$5,444	$7,247	$15,347

Depreciation and amortization (real estate related)	$2,952	$12,787	$8,611	$37,555

Gain (loss) on sales of real estate	$—	$29	($91)	$17,405

Consolidated Joint Ventures (included in income from continuing operations)
Minority interest partners’ share in partially owned properties of:
Net income	$12,325	$2,442	$38,840	$7,969

Interest expense and loan cost amortization	$6,654	$1,289	$19,720	$4,032

Depreciation and amortization (real estate related)	$17,611	$1,440	$51,709	$4,272

	As of September 30,	As of December 31,
	2006	2005
	(Dollars in thousands)
Unconsolidated Joint Ventures
Equity Office’s share of mortgage debt	$167,741	$473,725

Consolidated Joint Ventures
Minority interest partners’ share in partially owned properties of mortgage debt	$469,557	$137,454

Equity Office Properties Trust
Developments
September 30, 2006
Equity Office owns 100% of the following properties which are under development. Equity Office’s developments consist of new construction as well as a significant renovation of an existing building. Development costs are primarily funded by Equity Office’s line of credit. Specifically identifiable direct acquisition, development and construction costs are capitalized, including salaries and related payroll costs, leasing commissions, real estate taxes and interest incurred in developing the property.

					Costs	Total
	Estimated Certificate of		Number of		Incurred To	Estimated	Percentage
Property	Occupancy Date (a)	Location	Buildings	Square Feet	Date (b)	Costs (c)	Leased
				(Dollars in thousands)
Kruse Oaks II (d)	Q4 2006	Portland, OR	1	102,000	$14,262	$20,119	21%
Bridge Pointe Corporate Center III	Q4 2006	San Diego, CA	2	150,000	26,308	35,967	0%
1095 Avenue of the Americas (e)	Q2 2008	New York, NY	1	1,023,998	556,537	913,864	23%
Foundry Square I (Barclays)	Q4 2007	San Francisco, CA	1	335,890	43,393	144,789	96%
City Center Plaza	Q1 2008	Bellevue, WA	1	572,000	28,030	196,242	0%
Fountaingrove II	Q2 2006	Santa Rosa, CA	1	42,102	9,915	11,698	31%

Total			7	2,225,990	$678,445	$1,322,679	27%

(a) This Date represents the date the certificate of occupancy was obtained or is currently anticipated to be obtained. Subsequent to obtaining the certificate of occupancy, the property will undergo a lease-up period.
(b) The Costs Incurred to Date are presented in the balance sheet as follows:

(Dollars in thousands)
Developments in process	$662,339
Deferred leasing costs and other related intangibles (excluding accumulated amortization)	16,106

Total costs incurred to date	$678,445

(c) The Total Estimated Costs include the acquisition cost of the land and building in addition to the costs to develop the property. The Total Estimated Costs are subject to change upon, or prior to, the completion of the development and include amounts required to lease-up the property.
(d) Equity Office leases the land underlying this development from a third party. Equity Office has the right to acquire this land under certain conditions. Total Estimated Costs do not reflect potential costs to acquire the land at a future date.
(e) On September 29, 2005, Equity Office acquired 79% of the square footage of 1095 Avenue of the Americas. Verizon, the sole tenant, occupied 96.8% of the portion of the property acquired by Equity Office at its acquisition. Verizon moved out in phases throughout 2006 and, as of September 30, 2006, had vacated the premises.
In addition to the developments described above, Equity Office owns or partially owns various land parcels available for development. These sites represent possible future development of up to approximately eight million square feet of office space. These potential developments will be impacted by the timing and likelihood of success of the entitlement processes, both of which are uncertain. These various sites include: Russia Wharf, Boston, MA; Prominence in Buckhead, Atlanta, GA; Perimeter Center, Atlanta, GA; Tabor Center, Denver, CO; Bridge Pointe Corporate Center, San Diego, CA; La Jolla Center, San Diego, CA; Orange Center, Orange, CA; Skyport Plaza, San Jose, CA; Station Landing, Walnut Creek, CA; NE 8th Street, Bellevue, WA; 175 Wyman, Waltham, MA; Parkshore Plaza, Folsom, CA; Commerce Plaza, Oakbrook, IL; Pointe O’Hare Land, Rosemont, IL; Kruse Oaks, Portland, OR; Reston Town Center, Reston, VA; and First & Main, Portland, OR.

Equity Office Properties Trust
Fixed and Variable Rate Consolidated Debt

	September 30, 2006 (a)	December 31, 2005	Change
	(Dollars in thousands)
Balance (includes discounts and premiums):
Fixed rate:
Mortgage debt	$3,043,467	$1,988,377	$1,055,090
Unsecured notes	9,737,289	8,787,620	949,669

Total	12,780,756	10,775,997	2,004,759

Variable rate (b):
Mortgage debt	175,821	175,821	—
Unsecured notes and lines of credit	2,131,000	1,876,000	255,000

Total	2,306,821	2,051,821	255,000

Total (c)	$15,087,577	$12,827,818	$2,259,759

Percent of total debt:
Fixed rate	84.7%	84.0%	0.7%
Variable rate (b)	15.3%	16.0%	-0.7%

Total	100.0%	100.0%	0.0%

Mortgage debt	21.3%	16.9%	4.4%
Unsecured notes and lines of credit	78.7%	83.1%	-4.4%

Total	100.0%	100.0%	0.0%

Effective interest rate at end of period:
Fixed rate:
Mortgage debt	6.43%	7.01%	-0.58%
Unsecured notes	6.34%	6.80%	-0.46%

Effective interest rate	6.36%	6.84%	-0.48%

Variable rate (b):
Mortgage debt	6.13%	5.17%	0.96%
Unsecured notes and lines of credit	6.05%	5.02%	1.03%

Effective interest rate	6.05%	5.03%	1.02%

Total	6.31%	6.55%	-0.24%

(a)	Upon adoption of EITF 04-5, effective January 1, 2006 Equity Office consolidated $682.0 million of mortgage debt that was previously unconsolidated. Equity Office’s share of the total mortgage debt consolidated was $306.9 million.

(b)	The interest rates for the variable rate debt are based on various spreads over LIBOR.

(c)	Equity Office’s share of total consolidated debt was $14.6 billion and $12.7 billion at September 30, 2006 and December 31, 2005, respectively.

Equity Office Properties Trust
Debt Summary
September 30, 2006

Consolidated Property Debt:		Coupon Rate	Effective Rate (a)	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
				(Dollars in thousands)
Secured Fixed Rate Debt
Reston Town Center		8.00%	8.00%	$81,599	01/01/07	$81,194
Reston Town Center		6.90%	6.90%	28,138	01/01/07	28,030
Shorebreeze I & II		4.19%	5.43%	21,720	03/01/07	21,476
Westbrook Corporate Center		8.00%	8.00%	89,362	05/01/07	87,844
Wilshire Palisades		6.45%	6.45%	37,959	07/01/08	36,854
11111 Sunset Hills Road		6.12%	4.97%	22,142	07/11/08	21,584
Pasadena Towers (b)		6.92%	6.92%	59,762	08/01/08	57,484
Corporate 500 Centre		6.66%	7.98%	80,006	11/01/08	80,006
188 Embarcadero		7.26%	7.62%	13,610	08/15/09	12,435
Centerside II		7.26%	7.72%	21,152	08/15/09	19,325
700 North Brand		7.26%	7.88%	23,493	08/15/09	21,464
Golden Bear Center		7.26%	7.72%	17,858	08/15/09	16,316
Bixby Ranch		7.26%	7.62%	24,880	08/15/09	22,731
One Memorial Drive		7.26%	7.88%	55,047	08/15/09	50,293
SunAmerica Center		7.94%	7.94%	196,495	10/01/09	187,855
Peninsula Office Park		7.23%	7.78%	77,136	11/01/09	70,026
Embarcadero Place		7.23%	7.78%	33,390	11/01/09	30,313
201 California		7.23%	7.96%	38,953	11/01/09	35,363
Tower 56		7.23%	7.87%	21,903	11/01/09	19,884
125 Summer Street		7.23%	8.12%	69,010	11/01/09	62,649
Columbia Center (b)		4.48%	4.48%	195,000	01/04/10	185,383
Washington Mutual Tower		4.55%	4.56%	79,250	06/01/10	79,250
Park Avenue Tower / 850 Third Avenue		8.47%	8.51%	180,000	06/30/10	180,000
The Plaza at La Jolla Village		6.87%	7.50%	74,940	01/10/11	69,608
Sixty State Street		5.63%	5.67%	180,000	03/01/11	180,000
Redwood Business Park I		7.41%	5.87%	10,278	08/01/11	9,542
Redwood Business Park II		7.41%	5.86%	18,032	08/01/11	16,740
Redwood Business Park III		7.46%	5.95%	14,936	08/01/11	13,875
Redwood Business Park IV		7.41%	5.92%	8,106	08/01/11	7,525
Redwood Business Park V		7.41%	5.85%	6,370	08/01/11	5,914
1300 North 17th Street		5.81%	5.85%	47,001	01/01/13	41,303
1300 North 17th Street		6.03%	6.07%	31,841	01/01/13	28,837
Waterfall Towers		6.08%	5.58%	7,642	01/01/13	6,813
Santa Monica Business Park		9.88%	7.36%	5,759	12/10/13	—
1200 Corporate Place		5.60%	5.67%	15,200	06/11/14	14,160
Parkpoint Business Center		5.53%	5.62%	7,339	01/01/15	6,282
Yahoo! Center (b)		5.27%	5.27%	250,000	10/01/15	250,000
SunTrust Center (b)		5.34%	5.34%	77,000	01/01/16	77,000
1301 Avenue of the Americas		5.37%	5.39%	420,784	01/11/16	420,784
100 Summer Street		5.96%	5.98%	180,000	06/01/16	180,000
225 Franklin Street		6.19%	6.20%	225,000	07/01/16	225,000

Total / Weighted Average Secured Fixed Rate Debt		6.32%	6.43%	3,048,093		2,961,142	5.5

Secured Variable Rate Debt
1301 Avenue of the Americas	LIBOR + 90 bp	6.23%	6.32%	65,821	01/11/09	65,821
Wells Fargo Center	LIBOR + 55 bp	5.88%	6.01%	110,000	01/01/11	110,000

Total / Weighted Average Secured Variable Rate Debt		6.01%	6.13%	175,821		175,821	3.5

Net discount on mortgage debt				(4,626)

Total / Weighted Average Secured Debt		6.31%	6.41%	$3,219,288		$3,136,963	5.4

(a)	Includes the effect of settled interest rate protection and interest rate swaps, offering and transaction costs and premiums and discounts.

(b)	These amounts were consolidated effective January 1, 2006 upon adoption of EITF 04-5.

Equity Office Properties Trust
Debt Summary (continued)
September 30, 2006

Unsecured Debt:	Coupon Rate	Effective Rate (a)	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
			(Dollars in thousands)
Fixed Rate Unsecured Notes
Original Term:
10 Year	7.13%	6.74%	$100,000	12/01/06	$100,000
9 Year	7.00%	6.80%	1,500	02/02/07	1,500
9 Year	6.88%	6.83%	25,000	04/30/07	25,000
9 Year	6.76%	6.76%	300,000	06/15/07	300,000
10 Year	7.41%	7.70%	50,000	09/01/07	50,000
7 Year	7.75%	7.91%	600,000	11/15/07	600,000
10 Year	6.75%	6.97%	150,000	01/15/08	150,000
10 Year	6.75%	7.01%	300,000	02/15/08	300,000
10 Year	6.80%	6.94%	500,000	01/15/09	500,000
10 Year	7.25%	7.14%	200,000	05/01/09	200,000
11 Year	7.13%	6.97%	150,000	07/01/09	150,000
10 Year	8.10%	8.22%	360,000	08/01/10	360,000
6 Year	4.65%	4.81%	800,000	10/01/10	800,000
10 Year	7.65%	7.20%	200,000	12/15/10	200,000
10 Year	7.00%	6.83%	1,100,000	07/15/11	1,100,000
10 Year	6.75%	7.02%	500,000	02/15/12	500,000
10 Year	5.88%	5.98%	500,000	01/15/13	500,000
10 Year	4.75%	5.54%	1,000,000	03/15/14	1,000,000
20 Year	7.88%	8.08%	25,000	12/01/16	25,000
20 Year	7.35%	8.08%	200,000	12/01/17	200,000
20 Year	7.25%	7.54%	250,000	02/15/18	250,000
20 Year (b)	4.00%	4.11%	1,500,000	07/15/26	1,500,000
30 Year	7.50%	8.24%	150,000	10/01/27	150,000
30 Year	7.25%	7.31%	225,000	06/15/28	225,000
30 Year	7.50%	7.55%	200,000	04/19/29	200,000
30 Year	7.88%	7.94%	300,000	07/15/31	300,000
EOP InterNotes (c)	4.30%	4.56%	74,993	11/15/06 - 10/15/11	74,993

Total / Weighted Average Fixed Rate Unsecured Notes	6.17%	6.34%	9,761,493		9,761,493	8.5

Variable Rate Unsecured Notes
6 Year LIBOR + 60 bp	6.11%	6.24%	200,000	10/01/10	200,000
10 Year LIBOR + 77.5 bp	6.18%	6.28%	45,000	05/27/14	45,000

Total / Weighted Average Variable Rate Unsecured Notes	6.12%	6.25%	245,000		245,000	4.7

Net discount on unsecured notes			(24,204)

Total / Weighted Average Unsecured Notes	6.17%	6.34%	$9,982,289		$10,006,493	8.4

(a)	Includes the effect of settled interest rate protection and interest rate swaps, offering and transaction costs and premiums and discounts.

(b)	These notes are subject to redemption prior to their stated maturity date shown above. The notes are exchangeable into Equity Office’s Common Shares, at the option of the holder, under specific circumstances or on or after July 15, 2025, at an initial exchange rate of 23.2542 shares per $1,000 principal amount of notes. This is equivalent to an initial exchange price of $43.00 per share. Upon an exchange of notes, Equity Office will settle any amounts up to the principal amount of the notes in cash and the remaining exchange value, if any, will be settled, at Equity Office’s option, in cash, common shares or a combination thereof.

On or after January 18, 2012, Equity Office may redeem the notes at a redemption price equal to the principal amount of the notes plus any accrued and unpaid interest thereon and in certain circumstances, any additional exchange value. In addition, on January 18, 2012, July 15, 2016 and July 15, 2021 or following the occurrence of certain change in control transactions prior to January 18, 2012, note holders may require Equity Office to repurchase the notes for an amount equal to the principal amount of the notes plus any accrued and unpaid interest thereon.

(c)	The rates shown are weighted average rates. The coupon rates on the EOP InterNotes range from 3.30% to 5.25%. Including all offering expenses, the all-in effective rates of the EOP InterNotes range from 3.61% to 5.46%.

Equity Office Properties Trust
Debt Summary (continued)
September 30, 2006

			Principal			Years to
	Coupon Rate	Effective Rate (a)	Balance	Maturity Date	Due at Maturity	Maturity
			(Dollars in thousands)
Variable Rate Line of Credit
$2.5 Billion Revolving Credit Facility LIBOR + 55 bp plus facility fee of 15 bp on $2.5 billion	5.87%	6.02%	$1,886,000	09/22/10	$1,886,000	4.0

Total / Weighted Average Consolidated Fixed Rate Debt	6.21%	6.36%	12,780,756		12,722,635	7.8

Total / Weighted Average Consolidated Variable Rate Debt	5.91%	6.05%	2,306,821		2,306,821	4.0

Total / Weighted Average Consolidated Debt	6.16%	6.31%	15,087,577		15,029,456	7.2

Pro Rata Share of Unconsolidated Joint Venture Debt
1601 Market Street	5.12%	5.12%	6,765	11/11/09	6,765
1700 Market Street	5.35%	5.35%	9,779	11/06/11	7,869
1700 Market Street LIBOR + 315 bp	8.47%	8.72%	3,850	11/06/11	3,850
75-101 Federal Street	5.05%	5.05%	60,815	11/01/12	53,237
One Post Office Square	5.70%	5.70%	86,532	10/01/13	77,158

Total / Weighted Average Pro Rata Share of Unconsolidated Joint Venture Debt	5.48%	5.49%	167,741		148,879	6.4

Total / Weighted Average Consolidated and Pro Rata Share of Unconsolidated Joint Venture Debt	6.15%	6.30%	$15,255,318		$15,178,335	7.2

(a)	Includes the effect of settled interest rate protection and interest rate swaps, offering and transaction costs and premiums and discounts.

Equity Office Properties Trust
Debt Maturity and Mandatorily Redeemable Preferred Shares (a)
September 30, 2006

	Mortgage Debt (b)						Series B
Year	Consolidated	Unconsolidated	Unsecured Notes	Line of Credit	Total Debt	Effective Rate (c)	Preferred Shares (d)
(Dollars in thousands)
2006	—	—	$102,924	—	$102,924	6.65%	—
2007	$218,544	—	988,523	—	1,207,067	7.50%	—
2008	195,928	—	490,333	—	686,261	6.87%	$299,497
2009	614,475	$6,765	862,475	—	1,483,715	7.28%	—
2010	444,633	—	1,564,207	$1,886,000	3,894,840	6.05%	—
2011	413,204	11,719	1,103,031	—	1,527,954	6.63%	—
2012	—	53,237	500,000	—	553,237	6.80%	—
2013	76,953	77,158	500,000	—	654,111	5.95%	—
2014	14,160	—	1,045,000	—	1,059,160	5.57%	—
2015	256,282	—	—	—	256,282	5.28%	—
2016	902,784	—	25,000	—	927,784	5.77%	—
2017	—	—	200,000	—	200,000	8.08%	—
2018	—	—	250,000	—	250,000	7.54%	—
2026 (e)	—	—	1,500,000	—	1,500,000	4.11%	—
2027	—	—	150,000	—	150,000	8.24%	—
2028	—	—	225,000	—	225,000	7.31%	—
2029	—	—	200,000	—	200,000	7.55%	—
2031	—	—	300,000	—	300,000	7.94%	—

Total / Weighted Average	$3,136,963	$148,879	$10,006,493	$1,886,000	$15,178,335	6.30%	$299,497

(a)	Excludes the remaining scheduled principal payments prior to maturity.

(b)	Upon adoption of EITF 04-5, effective January 1, 2006 Equity Office consolidated $682.0 million of mortgage debt that was previously unconsolidated. Equity Office’s share of the total mortgage debt consolidated was $306.9 million.

(c)	Includes the effect of settled interest rate protection and interest rate swaps, offering and transaction costs and premiums and discounts.

(d)	The 5.25% Series B Preferred Shares are convertible at any time, at the option of the holder, into Common Shares at a conversion price of $35.70 per Common Share (equivalent to a conversion rate of 1.40056 Common Shares for each Series B Preferred Share). The preferred shares are subject to mandatory redemption on February 15, 2008 at a price of $50.00 per share, plus accumulated and unpaid distributions to the redemption date.

(e)	The $1.5 billion exchangeable unsecured notes are subject to early redemption as described on page 28 of this Supplemental Operating and Financial Data Report.

Equity Office Properties Trust
Tenant Improvements and Leasing Costs
The amounts shown below represent the total tenant improvements and leasing costs for leases which commenced during the period, regardless of when such costs were actually paid.

	For the three months ended September 30,
	2006		2005
	(Dollars in thousands, except per square foot amounts)

	Tenant improvement and leasing	Weighted average cost per square	Tenant improvement and leasing	Weighted average cost per square
	costs	foot leased	costs	foot leased
WHOLLY-OWNED PROPERTIES:
Renewals	$12,039	$9.16	$21,988	$11.02

Retenanted
Vacant for less than 12 months	33,166	23.75	51,793	25.84
Vacant longer than 12 months	17,890	33.91	20,462	25.14

Total Retenanted	51,056	26.53	72,255	25.64

Total / Weighted Average	63,095	19.48	94,243	19.58

CONSOLIDATED JOINT VENTURES (EQUITY OFFICE SHARE):
Renewals	1,298	14.00	233	9.05

Retenanted
Vacant for less than 12 months	3,090	20.60	4,947	32.34
Vacant longer than 12 months	3,405	52.49	205	24.78

Total Retenanted	6,495	30.23	5,152	31.95

Total / Weighted Average	7,793	25.34	5,385	28.80

CONSOLIDATED JOINT VENTURES (JV PARTNER SHARE):
Renewals	1,290	25.53	108	10.38

Retenanted
Vacant for less than 12 months	2,298	14.96	206	16.84
Vacant longer than 12 months	2,647	47.07	1	1.39

Total Retenanted	4,945	23.56	207	15.69

Total / Weighted Average	6,235	23.94	315	13.35

UNCONSOLIDATED JOINT VENTURES (EQUITY OFFICE SHARE):
Renewals	151	22.24	922	21.33

Retenanted
Vacant for less than 12 months	33	17.31	3,211	32.28
Vacant longer than 12 months	3,290	75.71	3,898	45.53

Total Retenanted	3,323	73.26	7,109	38.41

Total / Weighted Average	3,474	66.62	8,031	35.18

TOTALS:
Equity Office’s share of Total / Weighted Average	74,362	20.66	107,659	20.59
JV partners’ share of Total / Weighted Average	6,235	23.94	315	13.35

Total / Weighted Average	$80,597	$20.88	$107,974	$20.57

Equity Office Properties Trust
Tenant Improvements and Leasing Costs (continued)
The amounts shown below represent the total tenant improvements and leasing costs for leases which commenced during the period, regardless of when such costs were actually paid.

	For the nine months ended September 30,
	2006		2005
	(Dollars in thousands, except per square foot amounts)

	Tenant improvement	Weighted average cost	Tenant improvement	Weighted average cost
WHOLLY-OWNED PROPERTIES:	and leasing costs	per square foot leased	and leasing costs	per square foot leased
Renewals	$42,024	$9.00	$69,450	$11.06

Retenanted
Vacant for less than 12 months	95,209	21.99	103,270	21.94
Vacant longer than 12 months	46,454	29.00	64,761	27.09

Total Retenanted	141,663	23.89	168,031	23.67

Total / Weighted Average	183,687	17.33	237,481	17.75

CONSOLIDATED JOINT VENTURES (EQUITY OFFICE SHARE):
Renewals	6,940	13.18	22,524	40.31

Retenanted
Vacant for less than 12 months	10,916	25.60	13,146	21.45
Vacant longer than 12 months	8,219	51.18	1,682	32.13

Total Retenanted	19,135	32.60	14,828	22.29

Total / Weighted Average	26,075	23.42	37,352	30.52

CONSOLIDATED JOINT VENTURES (JV PARTNER SHARE):
Renewals	3,230	11.29	185	8.79

Retenanted
Vacant for less than 12 months	8,425	24.28	432	22.89
Vacant longer than 12 months	5,855	44.08	108	23.91

Total Retenanted	14,280	29.76	540	23.08

Total / Weighted Average	17,510	22.86	725	16.32

UNCONSOLIDATED JOINT VENTURES (EQUITY OFFICE SHARE):
Renewals	230	12.81	2,048	13.31

Retenanted
Vacant for less than 12 months	980	43.63	9,830	32.42
Vacant longer than 12 months	4,824	59.61	13,374	50.22

Total Retenanted	5,804	56.14	23,204	40.75

Total / Weighted Average	6,034	49.72	25,252	34.91

TOTALS:
Equity Office’s share of Total / Weighted Average	215,796	18.23	300,085	19.58
JV partners’ share of Total / Weighted Average	17,510	22.86	725	16.32

Total / Weighted Average	$233,306	$18.51	$300,810	$19.57

Equity Office Properties Trust
Tenant Improvements, Leasing Costs and Capital Improvements
Reconciliation to the Consolidated Statements of Cash Flows
The information on the prior pages includes tenant improvements and leasing costs for leases which commenced during the period shown. The amounts included in the consolidated statements of cash flows represent the cash expenditures made during the period, regardless of when the leases commence. The differences between these amounts represent timing differences between the lease commencement dates and the actual cash expenditures. Capital improvements reflect amounts paid or accrued for the periods shown. The reconciliation between the amounts shown on the prior pages for the consolidated properties and the amounts disclosed in the consolidated statements of cash flows is as follows:

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2006	2005	2006	2005
	(Dollars in thousands)
Capital improvements:
Wholly-owned properties	$19,672	$11,846	$53,629	$26,991
Consolidated joint ventures (Equity Office share)	1,484	556	4,206	1,358
Consolidated joint ventures (JV partner share)	950	9	4,739	27
Tenant improvements and leasing costs:
Wholly-owned properties	63,095	94,243	183,687	237,481
Consolidated joint ventures (Equity Office share)	7,793	5,385	26,075	37,352
Consolidated joint ventures (JV partner share)	6,235	315	17,510	725
Expenditures for corporate furniture, fixtures and equipment, software, leasehold improvements and other	1,823	8,839	11,577	16,823

Subtotal	101,052	121,193	301,423	320,757
Development and redevelopment costs	51,166	1,977	107,023	6,672
Timing differences	(9,534)	7,498	22,248	7,952

Total capital improvements, tenant improvements and leasing costs	$142,684	$130,668	$430,694	$335,381

Selected items from the consolidated statements of cash flows:
Capital and tenant improvements (including development costs)	$116,136	$90,945	$339,561	$241,908
Lease commissions and other costs	26,548	39,723	91,133	93,473

Total	$142,684	$130,668	$430,694	$335,381

Equity Office Properties Trust
Portfolio Summary
September 30, 2006

	Total Office Portfolio	Effective Office Portfolio (a)
	Square Feet	Square Feet	% NOI (b)
CBD	46,788,552	39,193,644	46.4%
Suburban	61,710,242	59,292,531	53.6%

Total	108,498,794	98,486,175	100%

	Effective Office Portfolio (a)
	CBD					Suburban				Total
				% Square				% Square				% Square
Market	State	Buildings	Square Feet	Feet	% NOI (b)	Buildings	Square Feet	Feet	% NOI (b)	Buildings	Square Feet	Feet	% NOI (b)

Boston	MA	17	7,408,938	7.5%	11.4%	26	3,410,693	3.5%	2.9%	43	10,819,631	11.0%	14.3%
New York	NY	8	6,267,708	6.4%	11.4%	—	—	—	—	8	6,267,708	6.4%	11.4%
San Francisco	CA	10	3,316,692	3.4%	3.7%	81	5,829,038	5.9%	6.2%	91	9,145,730	9.3%	9.9%
Los Angeles	CA	2	1,896,244	1.9%	1.9%	46	5,383,765	5.5%	6.8%	48	7,280,009	7.4%	8.7%
San Jose	CA	2	643,046	0.7%	0.9%	68	5,305,176	5.4%	7.5%	70	5,948,222	6.1%	8.4%
Seattle	WA	10	3,874,993	3.9%	4.1%	40	4,567,201	4.6%	4.1%	50	8,442,194	8.5%	8.2%
Washington, D.C.	DC, VA	10	1,776,776	1.8%	2.5%	18	4,321,768	4.4%	4.7%	28	6,098,544	6.2%	7.2%
Chicago	IL	8	5,376,227	5.5%	4.0%	26	5,328,997	5.4%	3.2%	34	10,705,224	10.9%	7.2%
Orange County	CA	—	—	—	—	28	5,748,618	5.8%	4.1%	28	5,748,618	5.8%	4.1%
Portland	OR	2	640,693	0.7%	0.6%	42	3,295,596	3.3%	2.3%	44	3,936,289	4.0%	2.9%
Denver	CO	6	2,749,782	2.8%	1.9%	8	1,614,820	1.6%	0.9%	14	4,364,602	4.4%	2.8%
Atlanta	GA	1	387,172	0.4%	0.4%	28	4,230,295	4.3%	2.1%	29	4,617,467	4.7%	2.5%
Sacramento	CA	1	502,365	0.5%	0.7%	37	2,000,087	2.0%	1.5%	38	2,502,452	2.5%	2.2%
Oakland	CA	—	—	—	—	12	2,330,856	2.4%	2.0%	12	2,330,856	2.4%	2.0%
San Diego	CA	—	—	—	—	14	1,716,529	1.7%	2.0%	14	1,716,529	1.7%	2.0%
Stamford	CT	—	—	—	—	7	1,654,296	1.7%	1.7%	7	1,654,296	1.7%	1.7%
Austin	TX	5	2,404,118	2.4%	1.1%	11	982,839	1.0%	0.5%	16	3,386,957	3.4%	1.6%
All Others		6	1,948,890	1.9%	1.8%	5	1,571,957	1.7%	1.1%	11	3,520,847	3.6%	2.9%

Total		88	39,193,644	39.8%	46.4%	497	59,292,531	60.2%	53.6%	585	98,486,175	100%	100%

(a)	Equity Office’s Total Office Portfolio consists of 585 office buildings comprising 108.5 million square feet. After excluding partial interests owned by Equity Office’s joint venture partners, Equity Office’s share of the Total Office Portfolio is 98.5 million square feet and is referred to as the “Effective Office Portfolio.” The Effective Office Portfolio square feet of 98.5 million has not been reduced to reflect Equity Office’s minority interest partners’ share of EOP Partnership. Properties that have been taken out of service and properties under development are not included.

(b)	NOI calculations are based on Equity Office’s wholly-owned properties and Equity Office’s share of NOI from consolidated and unconsolidated joint ventures for the three months ended September 30, 2006 from properties owned and in service as of September 30, 2006.

Equity Office Properties Trust
Total Office Portfolio Data
September 30, 2006

Equity Office Properties Trust
Total Office Portfolio
Gross Leasing Summary

	For the three months ended September 30,
	2006	2005
Square feet leased (a)	3,935,836	5,575,587
Weighted average term in years	4.70	4.82
Rental Rates (b)

	GAAP Basis (c)	Cash Basis (d)	GAAP Basis (c)	Cash Basis (d)
Rate on expiring leases	$30.80	$32.39	$28.98	$29.65
Rate on terminated leases	26.23	27.22	29.99	31.40

Rate on expiring and terminated leases	30.11	31.60	29.13	29.90
Rate on new and renewal leases	28.98	27.90	25.71	24.89

Change from expiring and terminated leases	$(1.13)	$(3.70)	$(3.42)	$(5.01)

% Change from expiring and terminated leases	-3.8%	-11.7%	-11.7%	-16.8%

Change from expiring leases only	$(1.82)	$(4.49)	$(3.27)	$(4.76)

% Change from expiring leases only	-5.9%	-13.9%	-11.3%	-16.1%

	For the nine months ended September 30,
	2006	2005
Square feet leased (a)	12,780,518	16,275,329
Weighted average term in years	4.48	5.53
Rental Rates (b)

	GAAP Basis (c)	Cash Basis (d)	GAAP Basis (c)	Cash Basis (d)
Rate on expiring leases	$30.00	$30.98	$28.84	$29.55
Rate on terminated leases	27.53	28.10	30.40	31.56

Rate on expiring and terminated leases	29.68	30.60	29.11	29.89
Rate on new and renewal leases	28.59	27.70	26.68	25.69

Change from expiring and terminated leases	$(1.09)	$(2.90)	$(2.43)	$(4.20)

% Change from expiring and terminated leases	-3.7%	-9.5%	-8.3%	-14.1%

Change from expiring leases only	$(1.41)	$(3.28)	$(2.16)	$(3.86)

% Change from expiring leases only	-4.7%	-10.6%	-7.5%	-13.1%

(a)	For tenants whose lease term commenced in the period presented.

(b)	The rental rates are presented on an annual weighted-average basis based on square feet.

(c)	These weighted average GAAP rental rates are based on the average annual base rent per square foot over the term of each lease and the current estimated tenant reimbursements, if any.

(d)	These weighted average annual cash rental rates are based on the monthly contractual rent when the lease commenced, expired or terminated multiplied by 12 months. For new and renewal leases, if the monthly contractual rent when the lease commenced is $0 (as a result of rent abatements) then the rental rate represents the first monthly rent payment due multiplied by 12 months (“Annualized Cash Rent”). The contractual rent amounts include total base rent and estimated expense reimbursements from tenants before any adjustments for rent abatements and contractual increases or decreases in rent. We believe Annualized Cash Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Total Office Portfolio
Occupancy Summary
September 30, 2006

	Square Feet
Market	Occupied	Leased	Vacant	Total	Occupied	Leased	Vacant	Total

Boston	11,252,419	281,610	396,028	11,930,057	94.3%	2.4%	3.3%	100%
New York	5,943,153	2,752	327,492	6,273,397	94.7%	0.0%	5.2%	100%
San Francisco	8,837,880	213,979	901,836	9,953,695	88.8%	2.1%	9.1%	100%
Los Angeles	7,818,679	167,720	423,940	8,410,339	93.0%	2.0%	5.0%	100%
San Jose	5,381,050	155,394	411,778	5,948,222	90.5%	2.6%	6.9%	100%
Seattle	8,942,754	297,048	395,888	9,635,690	92.8%	3.1%	4.1%	100%
Washington, D.C.	6,361,810	105,218	153,813	6,620,841	96.1%	1.6%	2.3%	100%
Chicago	10,610,806	223,579	1,129,551	11,963,936	88.7%	1.9%	9.4%	100%
Orange County	5,367,040	67,829	313,749	5,748,618	93.4%	1.2%	5.5%	100%
Portland	3,663,619	45,477	227,193	3,936,289	93.1%	1.2%	5.8%	100%
Denver	3,978,141	136,275	250,186	4,364,602	91.1%	3.1%	5.7%	100%
Atlanta	4,435,250	40,089	847,532	5,322,871	83.3%	0.8%	15.9%	100%
Sacramento	2,512,217	36,036	156,589	2,704,842	92.9%	1.3%	5.8%	100%
Oakland	2,435,277	30,883	140,181	2,606,341	93.4%	1.2%	5.4%	100%
San Diego	1,940,593	39,346	227,865	2,207,804	87.9%	1.8%	10.3%	100%
Stamford	1,463,454	56,651	134,191	1,654,296	88.5%	3.4%	8.1%	100%
Austin	2,731,268	126,268	529,421	3,386,957	80.6%	3.7%	15.6%	100%
All Others	5,124,464	60,408	645,125	5,829,997	87.9%	1.0%	11.1%	100%

Total	98,799,874	2,086,562	7,612,358	108,498,794	91.1%	1.9%	7.0%	100%

	Square Feet
Location	Occupied	Leased	Vacant	Total	Occupied	Leased	Vacant	Total

CBD	42,790,765	1,063,593	2,934,194	46,788,552	91.5%	2.3%	6.3%	100%
Suburban	56,009,109	1,022,969	4,678,164	61,710,242	90.8%	1.7%	7.6%	100%

Total	98,799,874	2,086,562	7,612,358	108,498,794	91.1%	1.9%	7.0%	100%

Equity Office Properties Trust
Total Office Portfolio
Lease Expiration Schedule
September 30, 2006
The following schedule is based upon the contractual termination date of the leases, without regard to any lease termination and/or renewal options. Some of our leases are subject to various forms of lease termination options exercisable by tenants. Depending on the form of the option, some of these options may or may not require the payment of a fee and notice period as a condition to exercise. Although it is not possible to predict which tenants are likely to exercise these options, it has been our experience that the greatest incidence of lease termination option exercises occur in markets in which the contractual rents under the lease are significantly higher than current market rents. As a result of these lease termination options, renewal options and other factors, such as tenant insolvencies, the actual termination dates of some portion of the leases may vary from the contractual expiration date set forth in this schedule.

	Year of Expiration
(Dollars in thousands except per square foot amounts)	2006 (a)	2007	2008	2009	2010	2011	2012	2013	2014	2015	Thereafter (e)	Totals

Boston
Square Feet (b)	183,650	1,029,977	1,645,866	1,247,589	1,596,374	699,849	1,228,888	1,303,153	797,604	273,643	1,245,826	11,252,419
% Square Feet (c)	1.5%	8.6%	13.8%	10.5%	13.4%	5.9%	10.3%	10.9%	6.7%	2.3%	10.4%	94.3%
Annualized Rent for occupied square feet (d)	$5,091	$43,166	$62,793	$50,838	$64,068	$27,295	$53,165	$57,322	$30,401	$9,395	$55,661	$459,195
Annualized Rent per occupied square foot (d)	$27.72	$41.91	$38.15	$40.75	$40.13	$39.00	$43.26	$43.99	$38.12	$34.33	$44.68	$40.81

New York
Square Feet (b)	55,517	405,340	122,644	1,270,089	353,039	462,956	532,147	460,901	114,544	114,287	2,051,689	5,943,153
% Square Feet (c)	0.9%	6.5%	2.0%	20.2%	5.6%	7.4%	8.5%	7.3%	1.8%	1.8%	32.7%	94.7%
Annualized Rent for occupied square feet (d)	$3,130	$21,871	$6,110	$77,058	$18,411	$28,287	$25,400	$29,996	$7,371	$8,191	$103,191	$329,016
Annualized Rent per occupied square foot (d)	$56.38	$53.96	$49.82	$60.67	$52.15	$61.10	$47.73	$65.08	$64.35	$71.67	$50.30	$55.36

San Francisco
Square Feet (b)	254,379	1,147,985	1,496,460	1,045,931	1,924,720	1,106,457	480,987	482,369	276,454	321,504	300,634	8,837,880
% Square Feet (c)	2.6%	11.5%	15.0%	10.5%	19.3%	11.1%	4.8%	4.8%	2.8%	3.2%	3.2%	88.8%
Annualized Rent for occupied square feet (d)	$8,820	$39,389	$59,159	$33,033	$78,423	$39,327	$16,217	$15,420	$8,643	$9,257	$19,250	$326,938
Annualized Rent per occupied square foot (d)	$34.67	$34.31	$39.53	$31.58	$40.75	$35.54	$33.72	$31.97	$31.26	$28.79	$64.03	$36.99

Los Angeles
Square Feet (b)	217,897	974,065	771,057	959,325	1,075,772	985,789	763,484	542,826	364,937	703,044	460,483	7,818,679
% Square Feet (c)	2.6%	11.6%	9.2%	11.4%	12.8%	11.7%	9.1%	6.5%	4.3%	8.4%	5.4%	93.0%
Annualized Rent for occupied square feet (d)	$7,475	$35,401	$24,151	$28,831	$34,139	$35,649	$25,926	$20,299	$13,227	$22,175	$16,344	$263,617
Annualized Rent per occupied square foot (d)	$34.31	$36.34	$31.32	$30.05	$31.73	$36.16	$33.96	$37.40	$36.24	$31.54	$35.49	$33.72

San Jose
Square Feet (b)	136,573	737,867	503,487	612,804	1,039,983	1,062,711	474,504	240,485	170,830	190,410	211,396	5,381,050
% Square Feet (c)	2.3%	12.4%	8.5%	10.3%	17.5%	17.9%	8.0%	4.0%	2.9%	3.2%	3.5%	90.5%
Annualized Rent for occupied square feet (d)	$3,924	$23,217	$12,220	$16,990	$39,860	$53,230	$32,711	$6,953	$4,773	$7,861	$5,609	$207,348
Annualized Rent per occupied square foot (d)	$28.73	$31.47	$24.27	$27.73	$38.33	$50.09	$68.94	$28.91	$27.94	$41.28	$26.53	$38.53

Seattle
Square Feet (b)	555,301	576,601	1,183,176	1,380,905	1,408,415	904,513	558,769	677,517	430,426	539,842	727,289	8,942,754
% Square Feet (c)	5.8%	6.0%	12.3%	14.3%	14.6%	9.4%	5.8%	7.0%	4.5%	5.6%	7.5%	92.8%
Annualized Rent for occupied square feet (d)	$16,728	$14,441	$31,006	$33,867	$38,343	$22,256	$15,429	$18,197	$10,116	$11,044	$16,886	$228,313
Annualized Rent per occupied square foot (d)	$30.12	$25.05	$26.21	$24.53	$27.22	$24.61	$27.61	$26.86	$23.50	$20.46	$23.22	$25.53

Washington, D.C.
Square Feet (b)	182,765	783,736	885,602	652,649	401,206	1,103,754	386,586	304,461	684,131	662,769	314,151	6,361,810
% Square Feet (c)	2.8%	11.8%	13.4%	9.9%	6.1%	16.7%	5.8%	4.6%	10.3%	10.0%	4.7%	96.1%
Annualized Rent for occupied square feet (d)	$6,066	$24,002	$27,424	$22,084	$13,062	$37,526	$13,312	$11,364	$24,189	$26,314	$12,997	$218,340
Annualized Rent per occupied square foot (d)	$33.19	$30.63	$30.97	$33.84	$32.56	$34.00	$34.43	$37.32	$35.36	$39.70	$41.37	$34.32

Chicago
Square Feet (b)	348,376	926,950	1,524,148	944,449	1,443,689	974,757	814,881	605,696	663,284	1,317,073	1,047,503	10,610,806
% Square Feet (c)	2.9%	7.7%	12.7%	7.9%	12.1%	8.1%	6.8%	5.1%	5.5%	11.0%	8.9%	88.7%
Annualized Rent for occupied square feet (d)	$10,878	$24,228	$46,204	$26,629	$41,869	$26,939	$22,789	$17,038	$16,141	$36,712	$25,564	$294,991
Annualized Rent per occupied square foot (d)	$31.22	$26.14	$30.31	$28.20	$29.00	$27.64	$27.97	$28.13	$24.33	$27.87	$24.40	$27.80

Equity Office Properties Trust
Total Office Portfolio
Lease Expiration Schedule
September 30, 2006

	Year of Expiration
(Dollars in thousands except per square foot amounts)	2006 (a)	2007	2008	2009	2010	2011	2012	2013	2014	2015	Thereafter (e)	Totals
Orange County
Square Feet (b)	198,047	988,129	1,571,427	645,586	687,610	745,042	249,680	192,967	13,442	21,146	53,964	5,367,040
% Square Feet (c)	3.4%	17.2%	27.3%	11.2%	12.0%	13.0%	4.3%	3.4%	0.2%	0.4%	1.0%	93.4%
Annualized Rent for occupied square feet (d)	$5,356	$26,518	$38,769	$17,384	$16,897	$19,542	$6,667	$4,939	$344	$541	$723	$137,680
Annualized Rent per occupied square foot (d)	$27.04	$26.84	$24.67	$26.93	$24.57	$26.23	$26.70	$25.60	$25.59	$25.58	$13.40	$25.65

Portland
Square Feet (b)	128,492	517,990	493,792	692,527	789,484	566,343	137,853	81,703	91,678	61,688	102,069	3,663,619
% Square Feet (c)	3.3%	13.2%	12.5%	17.6%	20.1%	14.4%	3.5%	2.1%	2.3%	1.6%	2.5%	93.1%
Annualized Rent for occupied square feet (d)	$2,925	$12,739	$11,653	$15,401	$16,073	$13,106	$3,197	$1,850	$1,928	$1,295	$1,273	$81,440
Annualized Rent per occupied square foot (d)	$22.76	$24.59	$23.60	$22.24	$20.36	$23.14	$23.19	$22.64	$21.03	$20.99	$12.47	$22.23

Denver
Square Feet (b)	230,889	482,792	515,178	729,346	438,706	466,275	445,871	127,807	133,651	59,082	348,544	3,978,141
% Square Feet (c)	5.3%	11.1%	11.8%	16.7%	10.1%	10.7%	10.2%	2.9%	3.1%	1.4%	7.8%	91.1%
Annualized Rent for occupied square feet (d)	$4,920	$8,231	$10,152	$16,749	$8,794	$8,845	$7,955	$2,404	$3,558	$927	$5,896	$78,431
Annualized Rent per occupied square foot (d)	$21.31	$17.05	$19.71	$22.96	$20.05	$18.97	$17.84	$18.81	$26.62	$15.69	$16.92	$19.72

Atlanta
Square Feet (b)	107,765	542,586	331,744	449,148	1,441,143	437,438	170,168	260,764	271,459	68,000	355,035	4,435,250
% Square Feet (c)	2.0%	10.2%	6.2%	8.4%	27.1%	8.2%	3.2%	4.9%	5.1%	1.3%	6.7%	83.3%
Annualized Rent for occupied square feet (d)	$2,200	$12,632	$6,338	$10,082	$37,619	$9,441	$3,369	$5,015	$5,149	$1,510	$7,442	$100,797
Annualized Rent per occupied square foot (d)	$20.41	$23.28	$19.11	$22.45	$26.10	$21.58	$19.80	$19.23	$18.97	$22.21	$20.96	$22.73

Sacramento
Square Feet (b)	104,965	438,430	326,984	597,017	258,622	324,800	214,312	83,185	41,180	39,022	83,700	2,512,217
% Square Feet (c)	3.9%	16.2%	12.1%	22.1%	9.6%	12.0%	7.9%	3.1%	1.5%	1.4%	3.1%	92.9%
Annualized Rent for occupied square feet (d)	$2,761	$12,164	$8,921	$15,233	$7,491	$8,800	$6,571	$2,278	$1,280	$1,125	$1,236	$67,860
Annualized Rent per occupied square foot (d)	$26.30	$27.74	$27.28	$25.52	$28.97	$27.09	$30.66	$27.38	$31.08	$28.83	$14.77	$27.01

Oakland
Square Feet (b)	124,266	321,823	459,369	422,517	330,889	266,900	84,345	380,705	13,500	7,066	23,897	2,435,277
% Square Feet (c)	4.8%	12.3%	17.6%	16.2%	12.7%	10.2%	3.2%	14.6%	0.5%	0.3%	1.0%	93.4%
Annualized Rent for occupied square feet (d)	$4,388	$9,954	$12,856	$10,615	$9,117	$8,800	$2,284	$13,647	$362	$142	—	$72,165
Annualized Rent per occupied square foot (d)	$35.31	$30.93	$27.99	$25.12	$27.55	$32.97	$27.08	$35.85	$26.81	$20.10	—	$29.63

San Diego
Square Feet (b)	79,842	140,573	274,366	468,458	436,830	303,273	44,653	28,240	10,052	73,878	80,428	1,940,593
% Square Feet (c)	3.6%	6.4%	12.4%	21.2%	19.8%	13.7%	2.0%	1.3%	0.5%	3.3%	3.7%	87.9%
Annualized Rent for occupied square feet (d)	$2,739	$4,830	$9,565	$13,805	$13,392	$10,374	$1,484	$1,075	$369	$2,278	$2,062	$61,973
Annualized Rent per occupied square foot (d)	$34.31	$34.36	$34.86	$29.47	$30.66	$34.21	$33.23	$38.07	$36.71	$30.83	$25.64	$31.94

Stamford
Square Feet (b)	60,313	76,610	225,815	239,274	198,385	259,725	130,727	106,745	44,765	—	121,095	1,463,454
% Square Feet (c)	3.6%	4.6%	13.7%	14.5%	12.0%	15.7%	7.9%	6.5%	2.7%	—	7.3%	88.5%
Annualized Rent for occupied square feet (d)	$2,221	$2,461	$8,081	$8,313	$7,241	$9,464	$4,396	$3,397	$1,478	—	$3,798	$50,850
Annualized Rent per occupied square foot (d)	$36.82	$32.12	$35.79	$34.74	$36.50	$36.44	$33.63	$31.82	$33.02	—	$31.36	$34.75

Austin
Square Feet (b)	35,309	272,759	305,430	173,246	332,645	203,508	338,545	172,704	384,633	213,694	298,795	2,731,268
% Square Feet (c)	1.0%	8.1%	9.0%	5.1%	9.8%	6.0%	10.0%	5.1%	11.4%	6.3%	8.8%	80.6%
Annualized Rent for occupied square feet (d)	$821	$6,851	$8,174	$4,283	$7,981	$5,722	$10,754	$4,315	$11,359	$5,564	8,325	$74,149
Annualized Rent per occupied square foot (d)	$23.25	$25.12	$26.76	$24.72	$23.99	$28.12	$31.77	$24.98	$29.53	$26.04	$27.86	$27.15

Equity Office Properties Trust
Total Office Portfolio
Lease Expiration Schedule
September 30, 2006

	Year of Expiration
(Dollars in thousands except per square foot amounts)	2006 (a)	2007	2008	2009	2010	2011	2012	2013	2014	2015	Thereafter (e)	Totals
All Others
Square Feet (b)	211,949	452,213	1,052,433	695,764	627,392	446,647	303,648	105,880	165,571	161,336	901,631	5,124,464
% Square Feet (c)	3.6%	7.8%	18.1%	11.9%	10.8%	7.7%	5.2%	1.8%	2.8%	2.8%	15.4%	87.9%
Annualized Rent for occupied square feet (d)	$3,470	$9,352	$23,701	$17,614	$16,092	$10,337	$7,433	$3,064	$4,424	$3,539	$23,493	$122,519
Annualized Rent per occupied square foot (d)	$16.37	$20.68	$22.52	$25.32	$25.65	$23.14	$24.48	$28.94	$26.72	$21.94	$26.06	$23.91

Total Portfolio
Square Feet (b)	3,216,295	10,816,426	13,688,978	13,226,624	14,784,904	11,320,737	7,360,048	6,158,108	4,672,141	4,827,484	8,728,129	98,799,874
% Square Feet (c)	3.0%	10.0%	12.6%	12.2%	13.6%	10.4%	6.8%	5.7%	4.3%	4.5%	8.0%	91.1%
Annualized Rent for occupied square feet (d)	$93,913	$331,447	$407,277	$418,809	$468,872	$374,940	$259,059	$218,573	$145,112	$147,870	$309,750	$3,175,622
Annualized Rent per occupied square foot (d)	$29.20	$30.64	$29.75	$31.66	$31.71	$33.12	$35.20	$35.49	$31.06	$30.63	$35.49	$32.14

(a)	499,524 square feet expiring in 2006 is from month to month leases.

(b)	Represents occupied square feet of expiring leases as of the reporting date.

(c)	Represents occupied square feet of expiring leases in the market divided by the market’s total building square feet.

(d)	Annualized rent is the monthly contractual rent as of the reporting date under existing leases in which occupancy has commenced as of the reporting date multiplied by 12 months (“Annualized Rent”). If the current rent payable is $0 (as a result of rent abatements), then the first monthly rent payment due under the existing lease is used to calculate annualized rent. The contractual rent amounts include total base rent and estimated expense reimbursements from tenants as of the reporting date before any adjustments for rent abatements and contractual increases or decreases in rent subsequent to September 30, 2006. Total rent abatements for leases in which occupancy has commenced as of the reporting date for the period from October 1, 2006 to September 30, 2007 are approximately $28.5 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

(e)	EOP management offices and owner-building use space totaling 959,014 square feet is included in square feet, however, the rent per square foot is $0.

Equity Office Properties Trust
Total Office Portfolio
Rent Expiration by Market 2006 to 2008
September 30, 2006

	Percentage of Total Annualized Rent Associated with Expiring Leases (a)
Market	2006	2007	2008	Total

Boston	0.16%	1.36%	1.98%	3.50%
New York	0.10%	0.69%	0.19%	0.98%
San Francisco	0.28%	1.24%	1.86%	3.38%
Los Angeles	0.24%	1.11%	0.76%	2.11%
San Jose	0.12%	0.73%	0.38%	1.23%
Seattle	0.53%	0.45%	0.98%	1.96%
Washington, D.C.	0.19%	0.76%	0.86%	1.81%
Chicago	0.34%	0.76%	1.45%	2.55%
Orange County	0.17%	0.84%	1.22%	2.23%
Portland	0.09%	0.40%	0.37%	0.86%
Denver	0.15%	0.26%	0.32%	0.73%
Atlanta	0.07%	0.40%	0.20%	0.67%
Sacramento	0.09%	0.38%	0.28%	0.75%
Oakland	0.14%	0.31%	0.40%	0.85%
San Diego	0.09%	0.15%	0.30%	0.54%
Stamford	0.07%	0.08%	0.25%	0.40%
Austin	0.03%	0.22%	0.26%	0.51%
All Others	0.11%	0.29%	0.75%	1.15%

Total	2.97%	10.43%	12.81%	26.21%

(a)	Annualized rent is the monthly contractual rent as of the reporting date under existing leases in which occupancy has commenced as of the reporting date multiplied by 12 months (“Annualized Rent”). If the current rent payable is $0 (as a result of rent abatements), then the first monthly rent payment due under the existing lease is used to calculate annualized rent. The contractual rent amounts include total base rent and estimated expense reimbursements from tenants as of the reporting date before any adjustments for rent abatements and contractual increases or decreases in rent subsequent to September 30, 2006. Total rent abatements for leases in which occupancy has commenced as of the reporting date for the period from October 1, 2006 to September 30, 2007 are approximately $28.5 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Total Office Portfolio
Lease Distribution by Size
September 30, 2006

		Percentage of Total		Percentage of Total	Annualized Rent per
	Total Occupied	Office Portfolio Occupied	Annualized Rent (in	Office Portfolio	Occupied Square
Square Feet	Square Feet (a)	Square Feet	thousands) (b)	Annualized Rent (b)	Foot (b)

2,500 or Less	4,860,422	4.9%	$133,056	4.2%	$27.38
2,501 - 5,000	8,037,377	8.1%	222,570	7.0%	27.69
5,001 - 7,500	6,523,334	6.6%	184,995	5.8%	28.36
7,501 - 10,000	5,346,699	5.4%	152,798	4.8%	28.58
10,001 - 20,000	14,729,226	14.9%	432,850	13.6%	29.39
20,001 - 40,000	15,431,877	15.6%	483,166	15.2%	31.31
40,001 - 60,000	9,499,113	9.6%	299,669	9.4%	31.55
60,001 - 100,000	9,725,900	9.9%	322,124	10.2%	33.12
100,001 or Greater	24,645,926	25.0%	944,394	29.8%	38.32

Total / Weighted Average	98,799,874	100%	$3,175,622	100%	$32.14

(a)	Total net rentable square feet for office properties is as follows:

	Square Feet	Percent of Total

Occupied by tenants	97,840,860	90.2%
Used for EOP management offices and owner building use space	959,014	0.9%

Total occupied square feet	98,799,874	91.1%
Leased and unoccupied square feet	2,086,562	1.9%
Unleased square feet	7,612,358	7.0%

Total rentable square feet	108,498,794	100.0%

(b)	Annualized rent is the monthly contractual rent as of the reporting date under existing leases in which occupancy has commenced as of the reporting date multiplied by 12 months (“Annualized Rent”). If the current rent payable is $0 (as a result of rent abatements), then the first monthly rent payment due under the existing lease is used to calculate annualized rent. The contractual rent amounts include total base rent and estimated expense reimbursements from tenants as of the reporting date before any adjustments for rent abatements and contractual increases or decreases in rent subsequent to September 30, 2006. Total rent abatements for leases in which occupancy has commenced as of the reporting date for the period from October 1, 2006 to September 30, 2007 are approximately $28.5 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Total Office Portfolio
Distribution by Industry
September 30, 2006

			Percentage of Office
		Occupied Square	Portfolio Occupied
NAICS Code	Classification	Feet	Square Feet

541	Professional, Scientific and Technical Services	33,524,060	33.9% (a)
521-525	Finance and Insurance	26,630,316	27.0% (b)
511-514	Information	7,778,957	7.9% (c)
311-339	Manufacturing	4,742,682	4.8%
921-928	Public Administration	4,158,917	4.2%
561-562	Administrative and Support and Waste Management and Remediation Services	3,171,389	3.2%
531-533	Real Estate, Rental and Leasing	2,582,764	2.6%
441-454	Retail Trade	2,004,696	2.0%
711-713	Arts, Entertainment and Recreation	1,936,416	2.0%
621-624	Health Care and Social Assistance	1,625,703	1.6%
811-824	Other Services (except Public Administration)	1,612,094	1.6%
421-422	Wholesale Trade	1,284,862	1.3%
611	Educational Services	1,330,600	1.3%
721-722	Accommodation and Food Services	1,198,016	1.2%
Other	Other	5,218,402	5.4%

Total		98,799,874	100.0%

(a) Professional, Scientific and Technical Services includes the following:
5411	Legal Services	14,243,787	14.4%
5412	Accounting, Tax Preparation, Bookkeeping and Payroll Services	2,736,642	2.8%
5413	Architectural, Engineering, and Related Services	2,180,479	2.2%
5415	Computer Systems Design and Related Services	4,735,819	4.8%
5416	Management, Scientific and Technical Consulting Services (Marketing Consulting Services)	6,834,426	6.9%
	Other Professional, Scientific and Technical Services	2,792,907	2.8%

	Total Professional, Scientific and Technical Services	33,524,060	33.9%

(b) Finance and Insurance includes the following:
523	Securities, Commodity Contracts and Other Financial Investments and Related Activities	9,558,774	9.7%
524	Insurance Carriers and Related Activities	6,573,215	6.7%
5221	Depository Credit Intermediation (Banks, S&Ls, Credit Unions)	5,551,620	5.6%
	Other Finance and Insurance	4,946,707	5.0%

	Total Finance and Insurance	26,630,316	27.0%

(c) Information includes the following:
511	Publishing Industries	4,215,445	4.3%
5133	Telecommunications	2,797,266	2.8%
	Other Information	766,246	0.8%

	Total Information	7,778,957	7.9%

Forward — Looking Statements
This Supplemental Operating and Financial Data Report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating this Supplemental Operating and Financial Data Report and the outlook of Equity Office include, but are not limited to, changes in economic, business and competitive conditions, and other factors affecting the operation of the business of Equity Office. These and other risks and uncertainties are detailed from time to time in Equity Office’s filings with the SEC, including its Form 10-K filed on March 15, 2006, as amended by Part II — Item 1A of its Form 10-Q filed on August 8, 2006. Equity Office is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.